SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2010

ARTISTRY PUBLICATIONS, INC.
 (Exact name of registrant as specified in Charter)

DELAWARE	333-146942	20-8285559
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

239 Jianxin Road , Jiangbei District,
Chongqing, PRC 400000
 (Address of Principal Executive Offices)

(86) 023-67755514
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “Artistry” the “Company” or the “Registrant” refer to Artistry Publications, Inc., a Delaware corporation.

Item 1.01	Entry into a Material Definitive Agreement

On  February 12, 2010 (the “Closing”), Artistry Publications, Inc., a Delaware corporation (“Artistry” or the “Registrant”), closed a reverse take-over transaction by which it acquired a private provider of cemetery products and services in Chongqing, People’s Republic of China (“PRC” or “China”) pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Gold Industry Limited, a company incorporated in Cayman Islands (“Gold Industry”), and Holy Golden Industry Limited, a British Virgin Islands company which, immediately prior to the closing of the transactions contemplated by the Exchange Agreement, held 100% of Gold Industry’s issued and outstanding share capital (the “Cayman Shareholder”).  Gold Industry is a holding company that, through its wholly owned subsidiary, Gold Holy Industry Limited, a company incorporated in Hong Kong Special Administrative Region (“Gold Holy”), and Chongqing Ran Ji Industrial Co., Ltd., a company organized in the PRC and wholly-owned by Gold Holy (“Ran Ji”), controls Chongqing Foguang Tourism Development (Group) Co., Ltd., a company organized in the PRC (“Foguang”), by a series of contractual arrangements.  Throughout this Form 8-K, Gold Industry, Gold Holy, Ran Ji and Foguang are sometimes collectively referred to as “Foguang Group.”

Prior to the reverse take-over under the Exchange Agreement (“Exchange Transaction”), we were a public reporting “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result of the reverse take-over transaction, the Cayman Shareholder became our controlling shareholder and Gold Industry became our wholly-owned subsidiary, and we acquired the business and operations of Foguang Group.

The following is a brief description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company.

Exchange Transaction

Under the Exchange Agreement, the Company completed the acquisition of all of the issued and outstanding shares of Gold Industry through the issuance of 8,800,000 restricted shares of Common Stock to the Cayman Shareholder of Gold Industry.  Immediately prior to the Exchange Agreement transaction, the Company had 13,075,000 shares of Common Stock issued and outstanding, of which 10,875,000 shares of Common Stock collectively owned by Helen Schwartz and Ruth Shepley were cancelled immediately prior to the Closing pursuant to the Exchange Agreement.  Immediately after the issuance of the shares to the Cayman Shareholder, the Company had 11,000,000 shares of Common Stock issued and outstanding.

In connection with the Exchange Transaction, and as more fully described in Item 5.02 below, Helen Schwartz, the Registrant’s sole executive officer immediately prior to the Exchange Transaction, resigned, and the following officers were appointed, effective at Closing:  Yiyou Ran as President and Chief Executive Officer and Michael Wang as Chief Financial Officer, Treasurer and Secretary. Additionally, Ms. Schwartz, who was also the Registrant’s sole director immediately prior to the Exchange Transaction, resigned from the Registrant’s board of directors, and Mr. Ran, Mr. Wang, Jianquan Chen and Tim Hudson were appointed to the Registrant’s board of directors, effective at Closing, with Mr. Ran as chairman of the board of directors.

The foregoing description of the Exchange Agreement is qualified in its entirety by the contents of such Exchange Agreement, which is attached as Exhibit 2.1 to this Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 12, 2010, Artistry acquired Gold Industry in a reverse take-over transaction.  As a result, we acquired and now control the businesses and operations of Gold Industry and its subsidiary, Gold Holy, and its affiliated PRC entities, Ran Ji and Foguang.  Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the reverse take-over transaction under the Exchange Agreement.

The Exchange Agreement and the transactions contemplated thereunder were approved by our board of directors, as well as Gold Industry directors and the Cayman Shareholder.  Except for the Exchange Agreement and the transactions contemplated thereunder, neither we nor our officers and directors serving prior to the consummation of the Exchange Transaction had any material relationship with Gold Industry or the Cayman Shareholder.

Other material terms and conditions of the Exchange Agreement are described under Item 1.01 above and such description is incorporated herein by reference.

From and after the Closing, our primary operations consist of the business and operations of Foguang Group, which are conducted in the People’s Republic of China. Therefore, we disclose information about the business, financial condition, and management of Foguang Group in this Form 8-K.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form 8-K are to the consolidated business of Foguang Group, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

Foguang Group is a private provider of cemetery products and services in Chongqing, China. We are primarily focused on developing cemeteries and selling cemetery plots, although we also provide park and garden development and construction services. Our first cemetery development project is the Chongqing Guiyuan Cemetery I (“Guiyuan I”), located in Changshou District of Chongqing on approximately 66,660 square meters of land. The entire cemetery plots of Guiyuan I have been sold, at an average price of RMB 30,000 ($4,412) per plot. We are currently developing the Chongqing Guiyuan Cemetery II (“Guiyuan II”), our second cemetery project in Changshou. Guiyuan II, in development since 2002, occupies a land over 666,000 square meters, of which approximately 46,620 square meters have been developed to date. We have also secured approximately 1,194,804 square meters of land surrounding Longqiao Lake, which portions of Guiyuan II overlook. We are planning to develop this land as a park, with mausoleums and temples, to complement and enhance Guiyuan II.

Both Guiyuan I and Guiyuan II are among the most highly regarded facilities in our market area in terms of a number of factors such as tradition, heritage, reputation, physical size, volume of business, available inventory, name recognition, aesthetics and potential for development or expansion. In 2006 and 2007, we were ranked amongst the top 50 private-owned enterprises in Chongqing.

Company Organization

Gold Industry is a holding company incorporated in Cayman Islands. Since incorporation, Gold Industry has not conducted any substantive operations of its own except for holding 100% equity interests of Gold Holy.

Gold Holy is a holding company established in Hong Kong Special Administration Region on September 29, 2009.  Other than holding 100% equity interests of Ran Ji, Gold Holy has no other separate operations of its own.

Ran Ji is a shareholding limited company organized in the PRC on December 15, 2009.  Ran Ji was formed by Gold Holy.  Other than the activities relating to its contractual arrangements with Foguang as described below, Ran Ji has no other business operations.

Foguang is a shareholding limited company organized in the PRC on October 10, 2002.  Foguang holds the government licenses and approvals necessary to operate the death care business in China.  We do not own any equity interests in Foguang, but control and receive the economic benefits of its business operations through contractual arrangements. Through Ran Ji, we have contractual arrangements with Foguang and its owners pursuant to which we provide consulting and other general business operation services. Through these contractual arrangements, we also have the ability to substantially influence their daily operations and financial affairs, since we are able to appoint their senior executives and approve all matters requiring approval of the equity owners. As a result of these contractual arrangements, which enable us to control Foguang and to receive, through Ran Ji, all of its profits, we are considered the primary beneficiary of Foguang. Accordingly, we consolidate its results, assets and liabilities in our financial statements.

For a description of these contractual arrangements, see “Contractual Arrangements with Foguang and its Owners.”

Contractual Arrangements with Foguang and its Owners

On December 15, 2009, Ran Ji entered into the following contractual arrangements with Foguang and its owners:

Consulting Services Agreement.  Pursuant to the exclusive consulting services agreement between Ran Ji and Foguang, Ran Ji has the exclusive right to provide to Foguang general services related to the tourism development industry as well as consulting services related to tourism project, cemetery management, funeral ashes, planting of flowers, nursery stock and Chinese herbal, biomass research, production and marketing of arts and crafts, and designing of landscape (the “Services”). Ran Ji also sends employees to Foguang and Foguang bears the costs and expenses for such employees.  Under this agreement, Ran Ji owns the intellectual property rights developed through the Services provided to Foguang. Foguang pays a quarterly consulting service fee in Renminbi (“RMB”) to Ran Ji that is equal to all of Foguang’s revenue for such quarter.  The consulting services agreement is in effect unless and until terminated by written notice of either party in the event that: (a) the other party causes a material breach of this agreement, provided that if the breach does not relate to a financial obligation of the breaching party, that party may attempt to remedy the breach within fourteen (14) days following the receipt of the written notice; (b) the other party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) Ran Ji terminates its operations; (d) Foguang’s business license or any other license or approval for its business operations is terminated, cancelled or revoked; or (e) circumstances arise which would materially and adversely affect the performance or the objectives of the consulting services agreement.  Additionally, Ran Ji may terminate the consulting services agreement without cause.

Operating Agreement.  Pursuant to the operating agreement among Ran Ji, Foguang and the owners of Foguang who collectively hold 100% of the issued and outstanding equity interests of Foguang (collectively the “Foguang Owners”), Ran Ji provides guidance and instructions on Foguang’s daily operations, financial management and employment issues.  The Foguang Owners must designate the candidates recommended by Ran Ji as their representatives on Foguang’s board of directors.  Ran Ji has the right to appoint senior executives of Foguang.  In addition, Ran Ji agrees to guarantee the performance of Foguang under any agreements or arrangements relating to Foguang’s business arrangements with any third party.  Foguang, in return, agrees to pledge its accounts receivable and all of its assets to Ran Ji.  Moreover, Foguang agrees that without the prior consent of Ran Ji, Foguang will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Foguang, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party.  The term of this agreement is ten years from December 15, 2009, and may be extended only upon Ran Ji’s written confirmation prior to the expiration of the agreement, with the extended term to be mutually agreed upon by the parties.

Equity Pledge Agreement  Under the equity pledge agreement between the Foguang Owners and Ran Ji, the Foguang Owners pledged all of their equity interests in Foguang to Ran Ji to guarantee Foguang’s performance of its obligations under the consulting services agreement.  If Foguang or the Foguang Owners breach their respective contractual obligations, Ran Ji, as pledgee, will be entitled to certain rights, including, but not limited to, the right to sell the pledged equity interests, the right to vote and control the pledged assets.  The Foguang Owners also agreed, that upon occurrence of any event of default, Ran Ji shall be granted an exclusive, irrevocable power of attorney to take actions in the place and instead of the Foguang Owners to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Ran Ji may deem necessary or advisable to accomplish the purposes of the equity pledge agreement.  The Foguang Owners agreed not to dispose of the pledged equity interests or take any actions that would prejudice Ran Ji’s interest.  The equity pledge agreement will expire in two years after Foguang’s obligations under the exclusive consulting services agreement have been fulfilled.

Option Agreement.  Under the option agreement between the Foguang Owners and Ran Ji, the Foguang Owners irrevocably granted Ran Ji or its designated person an exclusive option to purchase, to the extent permitted under Chinese law, all or part of the equity interests in Foguang for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable Chinese law. Ran Ji or its designated person has sole discretion to decide when to exercise the option, whether in part or in full.  The term of this agreement is ten years from December 15, 2009, and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement.  Pursuant to the proxy agreement among Ran Ji, the Foguang Owners, and Foguang, the Foguang Owners agreed to entrust all the rights to exercise their voting power to designee(s) of Ran Ji.  Such designee(s) shall have the right to exercise the Foguang Owners’ voting and other rights, including the attendance at and the voting of their shares at Foguang’s shareholders meetings (or by written consent in lieu of meetings) in accordance with applicable laws and Foguang’s Article of Association. This agreement may not be terminated without the unanimous consent of all parties, except that Ran Ji may, by giving a thirty (30) day prior written notice to the Foguang Owners, terminate the proxy agreement, with or without cause.

Our Current Corporate Structure

We conduct substantially all of our business operations through Foguang.  Chinese law currently has limits on foreign ownership of certain businesses which prohibit non-Chinese persons from having direct ownership interests.  To comply with these foreign ownership restrictions, neither we nor our subsidiaries own any equity interests in Foguang, but control and receive the economic benefits of its business operations through contractual arrangements.

The following diagram illustrates our corporate structure after the Exchange Transaction with Artistry:

(1)
From and after the Exchange Transaction, the management of Artistry includes: Yiyou Ran as Chief Executive Officer, President and Chairman, Michael Wang as Chief Financial Officer, Treasurer, Secretary and Director, and Jianquan Chen and Tim Hudson as members of the board of directors.

(2)	The management of Gold Industry is comprised of Yiyou Ran, Jianquan Chen and Yang Chen as its directors. Artistry is the sole shareholder of Gold Industry.

(3)	The management of Gold Holy is comprised of Yiyou Ran, Jianquan Chen and Yang Chen as its directors.

(4)	The management of Ran Ji is comprised of Yiyou Ran, Jianquan Chen and Yang Chen as its directors.

(5)
Ran Ji controls Foguang through contractual arrangements designed to mimic equity ownership of Foguang by Ran Ji. These contracts include a consulting services agreement, operating agreement, equity pledge agreement, option agreement, and proxy agreement.

(6)	The management of Foguang is comprised of Yiyou Ran, Jianquan Chen and Yang Chen as its directors.

Our Industry

Industry consolidation. Death care businesses in China have traditionally been relatively small, family-owned enterprises that have passed through successive generations within the family. The decade of the 1990s witnessed a trend of family-owned firms consolidating with larger organizations, but this trend slowed dramatically in 2000. As the number of consolidators participating in the acquisition market declined, those that remained generally applied significantly tighter pricing criteria, and many potential sellers withdrew their businesses from the market rather than pursuing transactions at lower prices. Our industry continues to be characterized by a large number of locally-owned, independent operations, with approximately 70 percent of industry revenue being generated by independently-owned and/or state-owned operations. We estimate that our industry, which consists of approximately 10,000 funeral homes and 40,000 cemeteries in China, collectively generates approximately $28 billion in annual revenue.

Importance of tradition; barriers to entry. We believe it is difficult for new competitors to enter existing markets successfully by opening new cemeteries. The barriers to entry are lower on the funeral side. Entry into the cemetery market can be difficult due to several factors. Because families tend to return to the same cemetery for multiple generations to bury family members, it is difficult for new cemeteries to attract families. Additionally, mature markets, including the areas where our cemeteries are located, are often served by an adequate number of existing cemeteries with sufficient land for additional plots, whereas land for new cemetery development is often scarce and expensive. Regulatory complexities and zoning restrictions also make entry into the cemetery market difficult. Finally, development of a new cemetery usually requires a significant capital investment that takes several years to produce a return.

Continuing need for products and services; increasing number of deaths. There is an inevitable need for our products and services. Deaths in China are expected to increase at a steady, moderate pace over the long-term. According to official released figures from Ministry of Environmental Protection of the PRC, the mortality rate of Chongqing is 6.5% on average, and the population (urban residents) of the city is 6 million.  Therefore, the expected deaths are about 200,000 per year. Furthermore, the average age of the population aged 50 and over is also increasing every year.  According to the National Population and Family Planning Commission of the PRC, the Chinese population over 50 years of age is expected to increase by approximately 3% per year, from 276.8 million in 2000 to 298.6 million in 2010. We believe the aging of the population is particularly important because it expands our target market for preneed sales, as persons over the age of 50 are the most likely group to make preneed funeral and cemetery arrangements. It is also a Chinese belief that purchasing a grave prior to one’s death is wishing for a healthier and longer life, which attracts a large number of seniors.

Cremation.  In recent years, there has been a steady, gradual increase in the number of families in China that have chosen cremation as an alternative to traditional methods of burial. According to industry studies, cremations represented approximately 57% of the Chinese burial market in 2006. That number is expected to increase to 70% by 2010 and 95% by 2025. Cremation rates can vary significantly based upon geographic, religious and cultural traditions. Historically, direct cremation has been offered as a less costly alternative to a traditional burial. However, with the population of China increasing and land and resources becoming more scarce, the government is requiring more people be cremated.  In some of the larger cities such as Beijing, Tianjin, and Shanghai, the cremation rate is close to 100%.

Our Operation

Information for each of our segments is presented below and in our financial statements set forth herein.

Cemetery Operations

We conduct our cemetery operations only in Chongqing, China.  As of March 31, 2009, we have two cemeteries, Guiyuan I and Guiyuan II. The cemetery operations are managed by a team of experienced death care industry and sales professionals. During the year ended March 31, 2009, cemetery revenues account for approximately 96% of our total revenues.

Our cemetery products and services include interment services, the rights to interment in cemetery sites (including grave sites, mausoleum crypts and niches) and related cemetery merchandise such as memorials and vaults. Cemetery operations generate revenues through sales of interment rights and memorials, installation fees, and fees for interment services.

Our cemetery operating results are impacted by the success of our sales organization because approximately 85% of our cemetery revenues was generated from sales of interment rights during the year ended March 31, 2009. An additional approximately 7% of our 2009 cemetery revenues was generated from deliveries of merchandise and services previously sold on our contracts. We believe that changes in the level of consumer confidence (a measure of whether consumers will spend money on discretionary items) impact the amount of cemetery revenues and are currently having a significant negative impact on our sales and the industry as a whole. Cemetery revenues generated from at-need services are principally a service business that provides burial plots. Given the high fixed cost structure associated with cemetery operations, we believe the following are key factors affecting our profitability:

•	demographic trends in terms of population growth and average age, which impact death rates and number of deaths;

•	establishing and maintaining leading market share positions supported by strong local heritage and relationships;

•	effectively responding to increasing cremation trends by packaging complimentary services and merchandise;

•	controlling salary and merchandise costs; and

•	exercising pricing leverage related to our at-need business to increase average revenues per contract.

Park Construction Services

The Company also provides park and garden construction services.  The Company contracts with third parties such as parks and offices to develop parks and provide landscaping services on a per contract basis.  We only perform such services when we have the capacity to do so as we are shifting our focus to our cemetery operations.  During the year ended March 31, 2009, park construction services revenues account for less than 4% of our total revenues.

Our Customers

Our customers are individuals or families that would purchase graves for members for their families that are presently living or deceased.  According to National Population and Family Planning Commission of the PRC, the current annual death rate of Chongqing is 6.5% and it is predicted to go up to approximately 7% in the next three years.  In the meantime, the population for the city keeps growing and the pace of urbanization has quickened.  For example, in 2008, the population of urban residents has increased 500,600 compared to 2007.  This will increase the market demand of nearly 3,000 graves in our target market annually.  The cremation number of the city is about 45,000 each year, in which 60% to 70% of the deceased’s relatives will purchase graves.  Their demand also constitutes our target market.

The following is a breakdown of the grave types purchased by our current customers:

Grave Type	Price	Percentage of Customer
Double Graves	Below $1,500 (Below RMB 10,000)	15%
Double Graves	Between $1,500 and $4,500 (Between RMB 10,000 and 30,000)	33%
Single Graves	Between $4,500 and $7,500 (Between RMB 30,000 and 50,000)	38%
Single Graves	Between $7,500 and $15,000 (Between RMB 50,000 and 100,000)	10%
Single Graves	Between $15,000 and $45,000 (Between RMB 100,000 and 300,000)	2.5%
Single Graves	Between $45,000 and $75,000 (Between RMB 300,000 and 500,000)	1%
Single Graves	0.5%Over $75,000 (Over RMB 500,000)	0.5%

Our Suppliers and Manufacturers

We entered into a long term contract with a local manufacturer to manufacture bluestone memorials for our cemetery operations.  We provide the manufacturer with our own design specifications and the manufacturer produces, delivers and mounts the memorials to our burial vaults.

We also entered into various project-based construction contracts with local contractors to build our cemetery facilities.  Some of the projects include turning hillside into terraced fields, building roads, pathways and office facilities, digging up burial vaults, and building a lake dam.

Our Sales and Marketing

As of December 31, 2009, we employed our sales and marketing force included 6 employees, who also oversaw 12 sales and 23 agents who are independent contractors. We have made a strong commitment to the training of our employees in order to ensure that our customers receive the highest quality customer service. Our training program includes pre-employment training and on-employment training of professional ethics and sales techniques. Each employee’s sales performance will be evaluated by his supervisor on a yearly basis. Based on the evaluation, the employee may be granted a year-end bonus, pay raise or promotion.

We reward our salespeople with incentives for generating new customers. Substantially all of our sales force is compensated based on performance. Commissions are augmented with various bonus and incentive packages to ensure a high quality, motivated sales force. We pay commissions to our sales personnel based on a percentage of the price of the products and services, which varies from 6% to 30%, of the total contract price. In addition, our sales personnel receive an award varying from 1,000 RMB to 10,000 RMB for yearly sales of 1 million RMB or more by the sales agents assigned to them.  We pay our sales agent based on a percentage of sales varying from 10% to 12% and we offer an extra 2% or 3% award to yearly sales of 1.8 million RMB or more.

We also advertise on television from time to time.  From February 4, 2009 to March 20, 2009, we ran commercials on the local Changshou television during prime commercial time after the news rebroadcast on national television.

Research and Development

The Company currently does not conduct any research and development.

Our Competition

The operating environment in the death care industry has been highly competitive. Although we are the largest private provider of cemetery products and services in Chongqing, we nevertheless face intense and crude competition from numerous local funeral homes and cemetery firms.  Our primary competitors in Chongqing are:

Name of Competitors	Description of Competitors	Comparison with Foguang
Chongqing Long Tai Mountain Cemetery	This is a cemetery found in 1994 and consists of over 41 acres.	This cemetery has more demand than its land could supply and it is conveniently located in downtown Chongqing.
Chongqing Hua Yan Ta Yuan	This is a Hong Kong based project and currently the only pagoda cemetery project in China.	This cemetery is limited to 40,000 tombs, all of which have been sold as of November 2009.
Chongqing Hua Xia Cemetery	This cemetery is currently the most expensive and elaborate cemetery site in China.	Cost per tomb starts at 60,000 RMB (approximately US$10,000). The cemetery is only 8.6 acres in size and has no land for further expansion.

We have observed new start-up competition in certain areas of Chongqing, which in any one market may have impacted our profitability because of the high fixed cost nature of cemeteries. Market share for cemeteries is largely a function of reputation and heritage, although competitive pricing, professional service and attractive, well-maintained and conveniently located facilities are also important. Because of the importance of reputation and heritage, market share increases are usually gained over a long period of time. The sale of cemetery property has increasingly been used by many companies as a marketing tool to build market share.

Intellectual Properties and Licenses

Our Company currently does not have any intellectual properties and licenses.

Governmental Regulations

Compliance with Circular 106 and the 2006 M&A Regulations

On May 29, 2007, China’s State Administration of Foreign Exchange (“SAFE”) issued an official notice known as “Circular 106”, which requires the owners of any Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure in so-called “round-trip” investment transactions for foreign financing as well as subsequent acquisition matters in China. Likewise, the “Provisions on Acquisition of Domestic Enterprises by Foreign Investors”, issued jointly by Ministry of Commerce (“MOFCOM”), State-owned Assets Supervision and Administration Commission, State Taxation Bureau, State Administration for Industry and Commerce (“SAIC”), China Securities Regulatory Commission and SAFE in August 2006, impose approval requirements from MOFCOM for “round-trip” investment transactions, including acquisitions in which equity was used as consideration.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by our PRC operating subsidiary include the Company Law of the PRC (1993), as amended in 1999, 2004 and 2005 respectively, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, our PRC subsidiary may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.  The board of directors of a wholly foreign-owned enterprise (“WFOE”) has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds.  After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.

Taxation

The applicable income tax laws, regulations, notices and decisions (collectively referred to as “Applicable Foreign Enterprises Tax Law”) related to foreign investment enterprises and their investors mainly include the following:

•
Notice Relating to Taxes Applicable to Foreign Investment Enterprises / Foreign Enterprises and Foreign Nationals in Relation to Dividends and Gains obtained from Holding and Transferring of Shares promulgated by State Tax Bureau on July 21, 1993;

•	Amendments to the Income Tax Law Applicable to Individuals of the PRC promulgated by Standing Committee of the National People’s Congress (“NPC”) on October 31, 1993;

•	Notice on Relevant Policies Concerning Individual Income Tax issued by Ministry of Finance and the State Tax Bureau on May 13, 1994;

•	Notice on Reduction of Income Tax in Relation to Interests and Gains Derived by Foreign Enterprises from the PRC, promulgated by the State Council on November 18, 2000; and

•	Enterprise Income Tax Law of the PRC (“New EIT Law”) issued by NPC on March 16, 2007, which came into effect on January 1, 2008.

Income Tax on Foreign Investment Enterprises

According to the New EIT Law, PRC domestic enterprises and foreign investment enterprises (including sino-foreign equity joint ventures, sino-foreign co-operative joint ventures and WFOEs established in the territory of the PRC) are required to pay a uniform income tax at a rate of 25% of their taxable income and the former tax exemption, reduction and preferential treatments applicable to foreign investment enterprises are revoked.

In 2009, Foguang Group’s income tax was at a rate of 25%.

Value Added Tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994 and were amended in 2008. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and service in the same financial year.

Business Tax

According to the Provisional Regulations of the PRC Concerning Business Tax promulgated by the State Council on December 13, 1993 and came into effect on January 1, 1994, which was revised by the State Council on November 10, 2008 and enforced from January 1, 2009, business that provides services, assigns intangible assets or sells immovable property became liable to business tax at a rate ranging from 3 to 5% of the charges of the services provided, intangible assets assigned or immovable property sold, as the case may be.

Tax on Dividends from PRC Enterprise with Foreign Investment

According to the Applicable Foreign Enterprises Tax Law, income such as rental, royalty and profits from the PRC derived by a foreign enterprise which has no establishment in the PRC or has establishment but the income has no relationship with such establishment is subject to a 10% withholding tax, subject to reduction as provided by any applicable double taxation treaty, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law.  The profit derived by a foreign investor from a PRC enterprise with foreign investment is exempted from PRC withholding tax according to the Applicable Foreign Enterprises Tax Law.

WFOE

WFOEs are governed by the Law of the PRC Concerning Enterprises with Sole Foreign Investments, which was promulgated on April 12, 1986 and amended on October 31, 2000, and its Implementation Regulations promulgated on December 12, 1990 and amended on April  12,2001 (together the “Foreign Enterprises Law”).

(a)           Procedures for establishment of a WFOE

The establishment of a WFOE will have to be approved by the MOFCOM (or its delegated authorities).  If two or more foreign investors jointly apply for the establishment of a WFOE, a copy of the contract between the parties must also be submitted to the MOFCOM (or its delegated authorities) for its record.  A WFOE must also obtain a business license from the SAIC before it can commence business.

(b)           Nature

A WFOE is a limited liability company under the Foreign Enterprises Law.  It is a legal person which may independently assume civil obligations, enjoy civil rights and has the right to own, use and dispose of property.  It is required to have a registered capital contributed by the foreign investor(s).  The liability of the foreign investor(s) is limited to the amount of registered capital contributed.  A foreign investor may make its contributions by installments and the registered capital must be contributed within the period as approved by the MOFCOM (or its delegated authorities) in accordance with relevant regulations.

(c)           Profit distribution

The Foreign Enterprise Law provides that after payment of taxes, a WFOE must make contributions to a reserve fund, an enterprise development fund and an employee bonus and welfare fund.  The allocation ratio for the employee bonus and welfare fund may be determined by the enterprise.  However, at least 10% of the after tax profits must be allocated to the reserve fund. If the cumulative total of allocated reserve funds reaches 50% of an enterprise’s registered capital, the enterprise will not be required to make any additional contribution. The reserve fund may be used by a WFOE to make up its losses and with the consent of the examination and approval authority, can also be used to expand its production operations and to increase its capital. The enterprise is prohibited from distributing dividends unless the losses (if any) of previous years have been made up. The development fund is used for expanding the capital base of the company by way of capitalization issues. The employee bonus and welfare fund can only be used for the collective benefit and facilities of the employees of the WFOE.

Catalogue for the Guidance of Foreign Investment Industries

China issued the Catalogue for the Guidance of Foreign Investment Industries (“Guidance Catalogue”) in 1995, which was amended in 2002, 2004 and 2007 respectively. The current version of the Guidance Catalogue was promulgated by the MOFCOM and the National Development and Reform Commission (“NDRC”) on October 31, 2007 and became effective as of December 1, 2007, which retains the classification methodology and organizational structure used in the previous versions without significant changes. The Guidance Catalogue divides foreign investments into four categories:

(i) Encouraged Category. There are various incentives and preferential treatments for “encouraged” projects, mainly tax exemptions and rebates. Most foreign investment projects in the “encouraged” sector are allowed to take the form of WFOE;

(ii) Permitted Category. Sectors not listed therein belong to the “permitted” category and they are determined by the rule of exception. Therefore, unless the items are transferred among the “encouraged”, “restricted” and “prohibited” categories, any addition to or deletion from the “encourage”, “restricted” and “prohibited” categories would consequently affect the scope of the “permitted” category. Like those in the “encouraged” sector, foreign investment projects in the “permitted” sector are allowed to take the form of WFOE. However, they are generally not eligible for extra incentives and preferential treatments;

(iii) Restricted Category. There are stricter approvals or filing requirements for “restricted” projects. Furthermore, foreign investment projects in the “restricted” sectors may be required to take the form of Joint Venture. The foreign investors may only hold a minority interest in the investment projects; and

(iv) Prohibited Category. Foreign investments are not allowed in these sectors.

Foreign Exchange Controls

Major reforms have been introduced to the foreign exchange control system of the PRC since 1993.

On December 28, 1993, the People’s Bank of China (“PBOC”), with the authorization of the State Council issued the Notice on Further Reform of the Foreign Exchange Control System which came into effect on January 1, 1994. Other new regulations and implementation measures include the Regulations on the Foreign Exchange Settlement, Sale and Payments which were promulgated on June 20, 1996 and took effect on July 1, 1996 and which contain detailed provisions regulating the settlement, sale and payment of foreign exchange by enterprises, individuals, foreign organizations and visitors in the PRC and the regulations of the PRC on Foreign Exchange Control which were promulgated on January 1, 1996 and took effect on April 1, 1996 and which contain detailed provisions in relation to foreign exchange control.

The foreign exchange earnings of all PRC enterprises, other than those foreign investment enterprises (“FIE”), who are allowed to retain a part of their regular foreign exchange earnings or specifically exempted under the relevant regulations, are to be sold to designated banks. Foreign exchange earnings obtained from borrowings from foreign institutions or issues of shares or bonds denominated in foreign currency need not be sold to designated banks, but must be kept in foreign exchange bank accounts of designated banks unless specifically approved otherwise.

At present, control of the purchase of foreign exchange is relaxed. Enterprises within the PRC which require foreign exchange for their ordinary trading and non-trading activities, import activities and repayment of foreign debts may purchase foreign exchange from designated banks if the application is supported by the relevant documents. Furthermore, FIEs may distribute profit to their foreign investors with funds in their foreign exchange bank accounts kept with designated banks. Should such foreign exchange be insufficient, enterprises may purchase foreign exchange from designated banks upon the presentation of the resolutions of the directors on the profit distribution plan of the particular enterprise.

Although the foreign exchange control over transactions under current accounts has decreased, enterprises shall obtain approval from SAFE before they accept foreign-currency loans, provide foreign currency guarantees, make investments in foreign countries or carry out any other capital account transactions involving the purchase of foreign currencies.

In foreign exchange transactions, designated banks may freely determine applicable exchange rates based on the rates publicized by PBOC and subject to certain governmental restrictions.

On October 21, 2005, SAFE issued the Notice of the State Administration of Foreign Exchange on Exchange Control Issues Relating to Financing and Reverse Investment by Persons Resident in the People’s Republic of China Through Offshore Special Purpose Vehicles (“SAFE Notice No. 75”), which became effective as of November 1, 2005. According to the SAFE Notice No. 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company.

Moreover, the SAFE Notice No. 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant registration procedures with the local SAFE branch by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in the SAFE Notice No. 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the increase of its registered capital, the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations. PRC residents who control our Company from time to time are required to register with the SAFE in connection with their investments in us.

PRC Funeral Regulations and Compliance with Environmental Laws

Our operations are subject to regulations and supervision under state, and local laws, ordinances, and regulations, including extensive regulations concerning cemetery construction, sales of funeral and cemetery products and services, and various other aspects of our business.

We are subject to the requirements of the Regulations on Funeral and Interment Control promulgated by Decree No. 225 of the State Council of the PRC on July 21, 1997 and Rules of Chongqing on Funeral and Interment Control promulgated by the local government on May 29, 1998. Pursuant to the laws and regulations, the type of funeral equipment we use and the size of burial vaults we construct and sell to our customers must comply with state unified specifications and standards.   In addition, any construction of cemetery or funeral home must be approved by the Administration of Civil Affairs and the construction must be limited away from a certain areas such as cultivated land, forest land, urban parks, scenic spots, protected areas of water resources, railways and highways.

We believe that we are in substantial compliance with all such laws and regulations.

Seasonality

The death care business is relatively stable and predictable.  However, we generally experience fewer sales in the summer season due to the extreme hot weather in Chongqing since less people are willing to conduct site visits in extreme heat; even though these decreases have not historically had any significant impact on our results of operations.

Employees

The following table sets forth the number of our employees for each of our areas of operations and as a percentage of our total workforce as of December 31, 2009:

	Number of Employees	% of Employees
Management & Administration	11	25.58%
Finance	5	11.62%
Cemetery Administration Office	8	18.60%
Sales & Marketing	6	13.95%
Construction Projects	8	18.60%
Customer Service	5	11.62%
TOTAL	43	100.0%

Our employees are interviewed and hired by our management team and generally, we offer training programs to new workers to better understand our corporate regulations and professional ethics and improve their relevant skills during the training period.  We believe that our relationship with our employees is good.  Management expects that our access to reasonably priced and competent labor will continue into the foreseeable future.

We are in full compliance with Chinese labor laws and regulations and are committed to providing safe and comfortable working conditions and accommodations for our employees. We believe in the importance of maintaining our social responsibilities, and we are committed to providing employees with a safe, clean and comfortable working environment and accommodations. Our employees are also entitled to time off during public holidays. We are in full compliance with our obligations to provide pension benefits to our workers, as mandated by the PRC government. We strictly comply with Chinese labor laws and regulations, and offer reasonable wages, life insurance and medical insurance to our workers.

Environmental Matters

Our operations are subject to certain PRC environmental regulations.  We believe that we are in substantial compliance with all such laws and regulations.  For more information on such environmental laws and regulations, please refer to the section on “PRC Funeral Regulations and Compliance with Environmental Law.”

CORPORATE INFORMATION

The principal executive office for the Company is located at 239 Jianxin Road, Jiangbei District, Chongqing, PRC 400000.  The Company’s main telephone number is (86) 023-67755514 and its fax number is (86) 023-67759771.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

Declines in the number of deaths in our markets can cause a decrease in revenues. Changes in the number of deaths are not predictable from market to market or over the short term, and reliable statistics on deaths in particular markets can be difficult to obtain.

Declines in the number of deaths could cause cemetery services, property and merchandise to decline which could decrease revenues. Although the National Population and Family Planning Commission of the P.R.C. estimates that the population of people that are 50 years old or older are expected to increase by approximately 3% per year, from 276.8 million in 2000 to 298.6 million in 2010, longer life spans could reduce the rate of deaths. Changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in our markets or from quarter to quarter are not predictable. These variations can cause revenues to fluctuate.

The death care industry continues to be increasingly competitive.

In China, the death care industry is characterized by a large number of locally owned and independent operations. To compete successfully, our cemeteries must be maintained in good condition and we must maintain good reputations and high professional standards, as well as offer attractive products and services at competitive prices. In addition, we must market the Company in such a manner as to distinguish us from our competitors. We have historically experienced price competition from independent cemetery operators. New market entrants tend to attempt to build market share by offering lower cost alternatives. If we are unable to successfully compete, our financial condition, results of operations, and cash flows could be materially adversely affected.

Because the cemetery business is a high fixed-cost business, positive or negative changes in revenue can have a disproportionately large effect on cash flow and profits.

The cemetery business must incur many of the costs of operating and maintaining facilities, land and equipment regardless of the level of sales in any given period. For example, we must pay salaries, utilities, property taxes and maintenance costs and maintain the grounds of cemeteries regardless of the number of sales. Because we cannot decrease these costs significantly or rapidly when we experience declines in sales, declines in sales can cause margins, profits and cash flow to decline at a greater rate than the decline in revenues.

Changes or increases in, or failure to comply with, regulations applicable to our business could increase costs or decrease cash flows.

The death care industry is subject to extensive regulation and licensing requirements under state and local laws.  Any construction of cemetery must be approved by the Administration of Civil Affairs and the construction must be limited away from a certain areas such as cultivated land, forest land, urban parks, scenic spots, protected areas of water resources, railways and highways. Compliance with these regulations is burdensome, and we are always at risk of not complying with the regulations.

In addition, from time to time, governments and agencies propose to amend or add regulations, which could increase costs or decrease cash flows. If additional legislation or regulations are adopted by the regulatory authorities of the jurisdictions in which we operate, these and other possible proposals could have a material adverse effect on us, our financial condition, our results of operations, our cash flows and our future prospects.

If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

Future market shares, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. In past years, we have implemented new product and service strategies based on results of customer surveys that we conduct on a continuous basis. However, we may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.

Our ability to generate sales depends on a number of factors, including sales incentives and local and general economic conditions.

Declines in sales would reduce our revenues and could reduce our future market share. As we have modified our sales strategies to local standards, we are continuing to refine the mix of service and product offerings in our cemetery operations, including changes in our sales commission and incentive structure. These changes could cause us to experience declines in sales in the short-run.

In addition, a weakening economy at the local or national level have could cause customers to reduce discretionary spending, which could lead to a decline in our cemetery sales, and decrease the amounts customers are willing to pay for cemetery products and services. Declines in cemetery property sales and average revenue per event would reduce our current revenues. Declines in cemetery products and services could also reduce our future revenues and market share.

Increased or unanticipated costs, such as insurance, taxes or litigation, may have a negative impact on our earnings and cash flow.

Costs which result from external factors, such as insurance, taxes or legal fees, are difficult to estimate. These costs may impair our ability to achieve earnings growth in excess of revenue growth. Our 2010 plan assumes that we will be successful in increasing earnings at a rate that is greater than revenue growth. We can give no assurance that we will be successful in achieving such increases.

The success of our business is typically dependent upon one or a few key employees because of the localized and personal nature of our business.

Death care businesses have built local heritage and tradition through successive generations, providing a foundation for ongoing business opportunities from established client family relationships and related referrals. We believe these relationships build trust in the community and are a key driver to market share. Our businesses, which tend to serve small local markets, usually have one or a few key employees that drive our relationships. We can give no assurance that we can retain these employees or that these relationships will drive market share.

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

Foguang, which commenced business in 2002, has a limited operating history. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early-stage companies in China.  Some of these risks and uncertainties relate to our ability to:

•	maintain our market position;

•	attract additional customers and increase spending per customer;

•	respond to competitive market conditions;

•	respond to changes in our regulatory environment;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business; and

•	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If we fail to implement our business strategy, our financial performance and our growth could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Our strategic plan is focused on cost management and the continued implementation of key revenue initiatives, including strategic pricing, designed to generate future internal growth in our core cemetery operations. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. Many of the factors necessary for the execution of our strategic plan, such as the number of deaths and general economic conditions, are beyond our control. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all. Implementation of our business strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, government regulation, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition; we may have difficulty achieving our strategic objectives. Any failure to implement our business strategy successfully may adversely affect our business, financial condition and results of operations. In addition, we may decide to alter or discontinue certain aspects of our business strategy at any time.

We may be unable to sustain our past growth or manage our future growth, which may have a material adverse effect on our future operating results.

We have experienced rapid growth since our inception, and have increased our net sales from $5 million in 2002 to $18.3 million in 2009. We anticipate that our future growth rate will depend upon various factors, including the strength of our brand image, the market success of our current and future products, the success or our growth strategies, competitive conditions and our ability to manage our future growth.  Future growth may place a significant strain on our management and operations. As we continue to grow in our operations, our operational, administrative, financial and legal procedures and controls will need to be expanded. As a result, we may need to train and manage an increasing number of employees, which could distract our management team from our business. Our future success will depend substantially on the ability of our management team to manage our anticipated growth. If we are unable to anticipate or manage our growth effectively, our future operating results could be adversely affected.

We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits.

We may in the future acquire complementary businesses or technologies, although we currently have no commitments or agreements to do so. As a result of any acquisitions we pursue, management’s attention and resources may be diverted from our other businesses. An acquisition may also involve a significant purchase price and significant transaction-related expenses.

Achieving the benefits of any acquisition involves additional risks, including:

•	difficulty assimilating acquired operations, technologies and personnel;

•	inability to retain management and other key personnel of the acquired business;

•	changes in management or other key personnel that may harm relationships with the acquired business’s customers and employees; and

•	diversion of management attention as a result of the integration process.

We cannot ensure that we will realize any of the anticipated benefits of any acquisition, and if we fail to realize these anticipated benefits, our operating performance could suffer.

Corporate insiders or their affiliates may be able to exercise significant control matters requiring a vote of our stockholders and their interests may differ from the interests of our other stockholders.

Immediately after the closing of the Exchange Transaction, our incoming officers, directors and their affiliates as a group will beneficially own approximately 65.27% of our then outstanding Common Stock.  As a result, these stockholders may be able to exercise significant control over matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Certain transactions are effectively not possible without the approval of these officers, directors and their affiliates, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

Failure to timely comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our debt and equity securities.

We currently are not an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.  Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.  This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified.  Additionally, for the fiscal year ended March 31, 2011, our independent registered public accounting firm will be required to issue a report on management’s assessment of our internal control over financial reporting and their evaluation of the operating effectiveness of our internal control over financial reporting.  Our assessment requires us to make subjective judgments and our independent registered public accounting firm may not agree with our assessment.

Achieving compliance with Section 404 within the prescribed period may require us to incur significant costs and expend significant time and management resources.  We cannot assure you that we will be able to fully comply with Section 404 or that, we and our independent registered public accounting firm would be able to conclude that our internal reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.  We will continue to consistently improve our internal control over the financial reporting with our best efforts and we plan to engage assistance from outside experts in doing so.

Business interruptions could adversely affect our business.

Our operations and the operations of our suppliers and manufacturers are vulnerable to interruption by fire, earthquake, hurricanes, power loss, telecommunications failure and other events beyond our control. In the event of a major natural disaster, we could experience business interruptions, destruction of facilities and loss of life. In the event that a material business interruption occurs that affects us or our suppliers or manufacturers, deliveries could be delayed and our business and financial results could be harmed.

Risks Related to Our Corporate Structure

We conduct our business through Foguang by means of contractual arrangements. If the Chinese government determines that these contractual arrangements do not comply with applicable regulations, our business could be adversely affected. If the PRC regulatory bodies determine that the agreements that establish the structure for operating our business in China do not comply with PRC regulatory restrictions on foreign investment, we could be subject to severe penalties. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between Ran Ji and Foguang. Although we have been advised by our PRC counsel, that based on their understanding of the current PRC laws, rules and regulations, the structure for operating our business in China (including our corporate structure and contractual arrangements with Foguang and its owners) comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, we cannot assure you that the PRC regulatory authorities will not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable. In addition, new PRC laws, rules and regulations may be introduced from time to time to impose additional requirements that may be applicable to our contractual arrangements. For example, the PRC Property Rights Law that became effective on October 1, 2007 may require us to register with the relevant government authority the security interests on the equity interests in Foguang granted to us under the equity pledge agreements that are part of the contractual arrangements. If we are required to register such security interests, failure to complete such registration in a timely manner may result in such equity pledge agreements to be unenforceable against third party claims.

The Chinese government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new Chinese laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future Chinese laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

If Ran Ji or Foguang are determined to be in violation of any existing or future PRC laws, rules or regulations or fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of our PRC consolidated entities;

•	discontinuing or restricting the operations of our PRC consolidated entities;

•	imposing conditions or requirements with which we or our PRC consolidated entities may not be able to comply;

•	requiring us or our PRC consolidated entities to restructure the relevant ownership structure or operations;

•	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; or

•	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

Our contractual arrangements with Foguang and its owners may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in Foguang, and rely on contractual arrangements to control and operate the company and its businesses. These contractual arrangements may not be as effective in providing control over the company as direct ownership. For example, Foguang could fail to take actions required for our business despite its contractual obligation to do so. If Foguang fails to perform under its agreements with us, we may have to rely on legal remedies under Chinese law, which may not be effective. In addition, we cannot assure you that the owners of Foguang will act in our best interests.

Because we rely on the consulting services agreement with Foguang for our revenue, the termination of this agreement will severely and detrimentally affect our continuing business viability under our current corporate structure.

We are a holding company and do not have any assets or conduct any business operations other than the contractual arrangements between Ran Ji, our indirect wholly owned subsidiary, and Foguang. As a result, we currently rely entirely for our revenues on dividends payments from Ran Ji after it receives payments from Foguang pursuant to the consulting services agreement which forms a part of the contractual arrangements. The consulting services agreement may be terminated by written notice of Ran Ji or Foguang in the event that: (a) Foguang causes a material breach of the agreement, provided that if the breach does not relate to a financial obligation of the breaching party, that party may attempt to remedy the breach within 14 days following the receipt of the written notice; (b) one party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) Ran Ji terminates its operations; or (d) circumstances arise which would materially and adversely affect the performance or the objectives of the agreement. Additionally, Ran Ji may terminate the consulting services agreement without cause. Because neither we nor our direct and indirect subsidiaries own equity interests of Foguang, the termination of the consulting services agreement would sever our ability to continue receiving payments from Foguang under our current holding company structure. While we are currently not aware of any event or reason that may cause the consulting services agreement to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that the consulting services agreement is terminated, this may have a severe and detrimental effect on our continuing business viability under our current corporate structure, which in turn may affect the value of your investment.

We rely principally on dividends paid by our consolidated operating entity to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and rely principally on dividends paid by our consolidated PRC operating entity for cash requirements, including the funds necessary to service any debt we may incur. In particular, we rely on earnings generated by Foguang, which are passed on to us through Ran Ji. If any of our consolidated operating subsidiaries incurs debt in its own name in the future, the instruments governing the debt may restrict dividends or other distributions on its equity interest to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements Ran Ji currently have in place with Foguang, in a manner that would materially and adversely affect our ability to pay dividends and other distributions on our equity interest.

Furthermore, applicable PRC laws, rules and regulations permit payment of dividends by our consolidated PRC entity only out of its retained earnings, if any, determined in accordance with PRC accounting standards. Under PRC laws, rules and regulations, our consolidated PRC entities are required to set aside at least 10.0% of their after-tax profit based on PRC accounting standards each year to their statutory surplus reserve fund until the accumulative amount of such reserves reach 50.0% of their respective registered capital. As a result, our consolidated PRC entity is restricted in its ability to transfer a portion of its net income to us whether in the form of dividends, loans or advances. As of March 31, 2009, we had retained earnings of $ 5,834,633. Our retained earnings are not distributable as cash dividends. Any limitation on the ability of our consolidated operating subsidiaries to pay dividends to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

Management members of Foguang have potential conflicts of interest with us, which may adversely affect our business and your ability for recourse.

Mr. Yiyou Ran, our Chief Executive Officer and President, is also the Chairman of the Board of Foguang. Mr. Jianquan Chen, who is our Deputy Director, is the General Manager of Foguang. Conflicts of interests between their respective duties to our company and Foguang may arise. As our directors and executive officer (in the case of Mr. Ran), they have a duty of loyalty and care to us under U.S. and Hong Kong law when there are any potential conflicts of interests between our company and Foguang. We cannot assure you; however, that when conflicts of interest arise, every one of them will act completely in our interests or that conflicts of interests will be resolved in our favor. For example, they may determine that it is in Foguang’s interests to sever the contractual arrangements with Ran Ji; irrespective of the effect such action may have on us. In addition, any one of them could violate his or her legal duties by diverting business opportunities from us to others, thereby affecting the amount of payment that Foguang is obligated to remit to us under the consulting services agreement.

In the event that you believe that your rights have been infringed under the securities laws or otherwise as a result of any one of the circumstances described above, it may be difficult or impossible for you to bring an action against Foguang or our officers or directors who are members of Foguang’s management, all of whom reside within China. Even if you are successful in bringing an action, the laws of China may render you unable to enforce a judgment against the assets of Foguang and its management, all of which are located in China.

Risks Related to Doing Business in China

Foguang is subject to restrictions on making payments to us.

We are a holding company incorporated in Delaware and do not have any assets or conduct any business operations other than our indirect investments in Foguang. As a result of our holding company structure, we rely entirely on payments from that company under the contractual arrangements with our indirect wholly owned subsidiary, Ran Ji. The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Government control of currency conversion may affect the value of your investment.” Furthermore, if our affiliated entity in China incurs debt on their own in the future, the instruments governing the debt may restrict their ability to make payments. If we are unable to receive all of the revenues from our operations through these contractual arrangements, we may be unable to pay dividends on our ordinary shares.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law.  The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce.  Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

Because our assets are located overseas, shareholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

All of our assets are located in the PRC. Because our assets are located overseas, our assets may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, if we declared bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. Bankruptcy law.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our business operations are currently conducted in the PRC, under the jurisdiction of the PRC government.  Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources.  While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China.  The PRC government has implemented various measures to encourage economic development and guide the allocation of resources.  Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth.  Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Unprecedented rapid economic growth in China may increase our costs of doing business, and may negatively impact our profit margins and/or profitability.

Our business depends in part upon the availability of relatively low-cost labor and materials.  Rising wages in China may increase our overall costs of production.  In addition, rising raw material costs, due to strong demand and greater scarcity, may increase our overall costs of production.  If we are not able to pass these costs on to our customers in the form of higher prices, our profit margins and/or profitability could decline.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because our subsidiaries are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and all of our officers reside outside the United States.

Although we are incorporated in Delaware, all of our business operations are conducted in China by Foguang.  Most of our officers and directors reside in China and some or all of the assets of those persons are located outside of the United States.  As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise.  Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely within the United States.

Governmental control of currency conversion may affect the value of your investment.

The Chinese government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from Foguang. Shortages in the availability of foreign currency may restrict the ability of our Chinese subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in the value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency.

Dividends we receive from our subsidiary located in the PRC may be subject to PRC withholding tax.

The recently enacted PRC Enterprise Income Tax Law, or the EIT Law, and the implementation regulations for the EIT Law issued by the PRC State Council, became effective as of January 1, 2008. The EIT Law provides that a maximum income tax rate of 20% is applicable to dividends payable to non-PRC investors that are “non-resident enterprises,” to the extent such dividends are derived from sources within the PRC, and the State Council has reduced such rate to 10% through the implementation regulations. We are a Delaware holding company and substantially all of our income is derived from the operations of Foguang located in the PRC, which is contractually obligated to pay its quarterly profits to our WFOE. Therefore, dividends paid to us by our WFOE in China may be subject to the 10% income tax if we are considered as a “non-resident enterprise” under the EIT Law. If we are required under the EIT Law and its implementation regulations to pay income tax for any dividends we receive from our WFOE, it may have a material and adverse effect on our net income and materially reduce the amount of dividends, if any, we may pay to our shareholders.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of an epidemic outbreak, such as the SARS epidemic in April 2004. Any prolonged recurrence of such adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our stores or offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to an Investment in Our Securities

Our stock is categorized as a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

The market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of our common stock include, but are not limited to:

•	receipt of substantial orders or order cancellations of products;

•	quality deficiencies in services or products;

•	international developments, such as technology mandates, political developments or changes in economic policies;

•	changes in recommendations of securities analysts;

•	shortfalls in our backlog, revenues or earnings in any given period relative to the levels expected by securities analysts or projected by us;

•	government regulations, including stock option accounting and tax regulations;

•	energy blackouts;

•	acts of terrorism and war;

•	widespread illness;

•	proprietary rights or product or patent litigation;

•	strategic transactions, such as acquisitions and divestitures; or

•	rumors or allegations regarding our financial disclosures or practices.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to changes in the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

Our common shares are not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

We cannot predict the extent to which an active public market for its common stock will develop or be sustained.  However, we do not rule out the possibility of applying for listing on the NYSE Alternext (fka American Stock Exchange) or Nasdaq Capital Market or other markets.

Our common shares are currently traded, but currently with low volume, based on quotations on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our principal shareholders, who includes our officers and directors, and their affiliated entities, own approximately 80% of our outstanding shares of common stock. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all of our shareholders.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules.  These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

SUMMARY CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our predecessor’s financial statements and the related notes included elsewhere in this Form 8-K.  The financial data for the years ended March 31, 2009 and 2008 were derived from our audited financial statements, and for the three months and nine months ended December 31, 2009 and 2008 from our reviewed financial statements, included in this Form 8-K.  The historical results are not necessarily indicative of the results to be expected for any future period.
(Amounts in USD)

	Three Months Ended December 31,		Nine Months Ended December 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income statement data:
Revenues	11,403,585	1,969,952	26,467,501	11,186,413	18,313,720	22,121,639
Cost of Goods Sold	5,339,808	1,014,616	12,110,391	6,407,734	9,938,853	12,694,927
Gross Profit	6,063,777	955,336	14,357,110	4,778,679	8,374,867	9,426,712
Total Operating Expenses	643,198	194,838	1,397,182	868,277	1,471,475	1,685,737
Income from Operations	5,420,579	760,498	12,959,928	3,910,402	6,903,392	7,740,975
Total Other Income	150,451	39,584	352,153	186,903	283,560	330,614
Earnings Before Tax	5,571,030	800,082	13,312,081	4,097,305	7,186,952	8,071,589
Income Tax	(1,414,552)	(67,002)	(3,267,843)	(836,642)	(1,689,693)	(2,346,605)
Net Income	4,156,478	733,080	10,044,238	3,260,663	5,497,259	5,724,984

Footnotes

The reverse take-over transaction under the Exchange Agreement is deemed to be a reverse acquisition, where the Company (the legal acquirer) is considered the accounting acquiree and Gold Industry (the legal acquiree) is considered the accounting acquirer.  Certain pro forma financial information for the Exchange Transaction is included in Exhibit 99.2 of this Form 8-K.

Balance Sheet Data

(Amounts in USD)

	At December 31, 2009	At March 31, 2009	At March 31, 2008
Consolidated Balance Sheet Data:	(Unaudited)
Cash	$4,608,455	$1,392,961	$1,719,620
Total Current Assets	$13,703,193	$7,713,109	$11,766,222
Total Current Liabilities	$4,152,734	$3,777,072	$5,787,182
Total Shareholders’ Equity	$29,869,475	$19,774,555	$13,765,547

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Gold Industry for the fiscal years ended March 31, 2009, March 31, 2008 and for the three months ended  December 31, 2009 and 2008 and  nine months ended December 31, 2009 and 2008 should be read in conjunction with the Selected Consolidated Financial Data, the Gold Industry financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

Gold Industry Limited (“Gold Industry”) was incorporated in the Cayman Islands on September 11, 2009. Gold Industry owns 100% of the issued and outstanding capital stock of Gold Holy Industry Limited (“Gold Holy”), a company organized in Hong Kong Special Administrative Region on September 29, 2009. Gold Holy owns 100% of the issued and outstanding capital stock of Chongqing Ran Ji Industry Co., Ltd. (“Ran Ji”), a wholly foreign owned enterprise (“WFOE”) established in the PRC. On December 15, 2009, Ran Ji entered into a series of contractual agreements with Chongqing Foguang Tourism Development (Group) Co., Ltd. (“Foguang”), a company incorporated under the laws of the PRC, and its five owners, in which Ran Ji effectively assumed management of the business activities of Foguang and has the right to appoint all executives and senior management and the members of the board of directors of Foguang. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement and Operating Agreement, through which Ran Ji has the right to advise, consult and manage Foguang and its business operations for quarterly consulting fee in the amount of Foguang’s quarterly net profit. Additionally, Foguang’s shareholders have pledged their rights, titles and equity interest in Foguang as security for Ran Ji to collect the consulting fee from Foguang through an Equity Pledge Agreement. In order to further reinforce Ran Ji’s rights to control and manage Foguang, Foguang’s shareholders have granted Ran Ji the exclusive right to exercise their voting rights pursuant to a Voting Rights Proxy Agreement, as well as the exclusive right and option to acquire all of their equity interests in Foguang through an Option Agreement.

As a result of these contractual arrangements, which, through Ran Ji, obligates Gold Industry to absorb a majority of the risk of loss from Foguang’s activities and enable Gold Industry to receive a majority of Foguang’s expected residual returns, we believe that Foguang is a variable interest entity (VIE) under FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the owners of Foguang do not have the characteristics of a controlling financial interest and Gold Industry should be considered the primary beneficiary of Foguang. Accordingly, Gold Industry consolidates Foguang’s results, assets and liabilities in its financial statements.

In the following discussion, references to “we,” “our,” “us,” or the “Company” refer to Gold Industry and its consolidated entities, Gold Holy, Ran Ji and Foguang, collectively.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an ongoing basis, we evaluate our estimates and judgments, including those related to accrued expenses, fair valuation of stock related to stock-based compensation and income taxes. We based our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with US GAAP, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

The Company has two revenue sources including the following revenue recognition policies:

The Company recognizes revenue from the sale of cemetery plots when it is realized or realizable and earnings process is complete. In general, the Company records revenue when the cemetery plot successfully completed, title has passed to the customer in accordance with the terms of the sale and consideration is given. The costs associated with cemetery products revenue are the costs to convert the land into the actual burial plots. Additionally direct selling costs incurred in selling the cemetery plots are recorded in cost of goods sold.

Park construction income is recognized when the Company is contracted to provides services for third party clients. These services include the construction of sidewalks, pagodas, landscaping and other structures for parks. These projects are not associated with the Company’s sales of cemetery plots. Revenue is recognized upon the completion of the park, and the project has been approved by the customer and collection is assured. The costs associated with the park construction income are raw material purchased for that specific project and services performed by the Company recorded in cost of goods sold.

DEFERRED REVENUE

The Company recorded the deferred revenue related to land use rights that were contributed to the Company by the People’s Republic of China under ASC Topic 958 FAS 116, "Accounting for Contributions Received and Contributions Made." As the Company sells cemetery plots, a portion of the deferred revenue is recognized as other income based on the number of cemetery plots that the Company sells during the year.

ACCOUNTS RECEIVABLE

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management’s judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, the Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in the customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectability of receivables and the Company’s operating results. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, the Company will write off 100% as bad debt.

INVENTORY

Inventory consists of completed cemetery plots ready for sale. Inventory includes all direct costs associated with land development and construction of cemetery plots, including interest, costs of land use rights based on units of production and other carrying costs incurred. Inventory is valued at the lower of cost or market (determined on a weighted average cost basis) or net realizable value. Management compares the cost of inventory with the net realizable value and an allowance is made for impairment in the value of inventory if lower than cost.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets.

INCOME TAXES

The Company accounts for income taxes in accordance with US GAAP. Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company is governed by the Income Tax Law of the People’s Republic of China and local income tax laws (the “PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, enterprises are subject to tax at a statutory rate of 25%. The local government in the PRC has provided companies various incentives to encourage economic development in the region. Such incentives include reduced tax rates and other measures.

LAND VALUATION

During 2005, the Company received land use rights which were contributed by People’s Republic of China (“PRC”). The land use rights include Chongqing Gui Yuan Cemetery located in Changshou, China. Under PRC’s governmental regulations, the government owns all land.  However, PRC would not directly assign the land use rights to the Company’s management rather it assigned the land use rights to the Company as a contribution. Therefore, the Company received the land use rights without giving the government any consideration in return for the rights.  At December 31, 2005, the Company has recorded the fair value of the land use rights under ASC Topic 958 FAS 116, "Accounting for Contributions Received and Contributions Made", and the deferred revenue.

The Company uses two separate methods to determine the value of the land.  First, the company hired an outside company to perform an independent valuation of the land. The company hired ChongQing HengJi Accounting firm to perform a valuation report on August 10, 2005.  The valuation given by ChongQing HengJi Accounting firm was approximately $13.2M.  In addition, the company performed its own valuation based on projected future sales.  The company then attributed 10% of the total sales to the land and discounted it 12%, leading to a valuation of approximately $10.3 million.

The land use rights are expensed based upon the number of cemetery plots capitalized in inventory using the units of production method.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2008, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update that delayed the effective date of fair value measurements accounting for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of 2009. The Company adopted this accounting standard update effective January 1, 2009. The adoption of this update to non-financial assets and liabilities, as codified in ASC 820-10, did not have any impact on the Company’s consolidated financial statements.

The Company’s non-financial assets, such as goodwill, intangible assets, and property, plant and equipment, are measured at fair value when there is an indicator of impairment and recorded at fair value only when an impairment charge is recognized. No impairment indicators were present during the three and nine month periods ended September 30, 2009.   When impairment indicators are present, the Company utilizes various methods to determine the fair value of its non-financial assets.  For example, to value property plant and equipment, we would use the cost method for determining fair value; for goodwill we would use a combination of analyzing the Company’s market capitalization based on the market price of the Company’s common stock and a determination of discounted cash flows of the Company’s operations.

Effective January 1, 2009, the Company adopted an accounting standard that requires unvested share-based payments that entitle employees to receive nonrefundable dividends to also be considered participating securities, as codified in ASC 260. The adoption of this accounting standard had no impact on the calculation of our earnings per share because the Company has not issued participating securities.

Effective April 1, 2009, the Company adopted three accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. They also provide additional guidelines for estimating fair value in accordance with fair value accounting. The first update, as codified in ASC 820-10-65, provides additional guidelines for estimating fair value in accordance with fair value accounting. The second accounting update, as codified in ASC 320-10-65, changes accounting requirements for other-than-temporary-impairment for debt securities by replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it will not be required to sell the security before the recovery of its amortized cost basis. The third accounting update, as codified in ASC 825-10-65, increases the frequency of fair value disclosures. These updates were effective for fiscal years and interim periods ended after June 15, 2009. The adoption of these accounting updates did not have any impact on the Company’s consolidated financial statements.

Effective April 1, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have any impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted the “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (“ASC 105”). This standard establishes only two levels of U.S. GAAP, authoritative and non-authoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of 2009. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its consolidated financial statements.

In October 2009, the FASB issued Update No. 2009-14, “Certain Revenue Arrangements that Include Software Elements—a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-14”).  ASU 2009-14 amends the scope of pre-existing software revenue guidance by removing from the guidance non-software components of tangible products and certain software components of tangible products. ASU 2009-14  will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its consolidated financial statements.

In December 2009, the FASB issued an accounting standard update for improvements to financial reporting by enterprises involved with Variable Interest Entities.  The subsections clarify the application of the General Subsections to certain legal entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support [FIN 46(R), paragraph 1, sequence 55.1] or, as a group, the holders of the equity investment at risk lack any one of the following three characteristics: [FIN 46(R), paragraph 1, sequence 55.2]

a. The power, through voting rights or similar rights, to direct the activities of a legal entity that most significantly impact the entity’s economic performance [FIN 46(R), paragraph 1, sequence 55.2.1]

b. The obligation to absorb the expected losses of the legal entity [FIN 46(R), paragraph 1, sequence 55.2.2]

c. The right to receive the expected residual returns of the legal entity. [FIN 46(R), paragraph 1, sequence 55.2.3]

The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).  The adoption of this update to improving the financial reporting by enterprises involved with Variable Interest Entities, as codified in ASC 810, did not have any impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued an accounting standard update, Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets.  The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 166, Accounting for Transfers of Financial Assets. The adoption of this update did not have any impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an accounting standard update, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements.  The Update would affect all entities that are required to make disclosures about recurring and nonrecurring fair value measurements.  The Board concluded that users will benefit from improved disclosures in this Update and that the benefits of the increased transparency in financial reporting will outweigh the costs of complying with the new requirements.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 30, 2010, and for interim periods within those fiscal years.  The adoption of this update for improving disclosures about fair measurements, as codified in ASC 820 did not have any impact on the Company’s consolidated financial statements.

In January 2010,  the FASB issued an accounting standard update to address implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification™, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.

While Subtopic 810-10 provides general guidance on accounting for the decreases in ownership of a subsidiary, including a deconsolidation, some constituents raised concerns that the guidance appears to conflict with the gain or loss treatment or derecognition criteria of other U.S. generally accepted accounting principles (GAAP), such as the guidance for sales of real estate, transfers of financial assets, conveyances of oil and gas mineral rights, and transactions with equity method investees.

Some constituents also questioned whether the Board intended for the decrease in ownership provisions of Subtopic 810-10 to apply to all entities because a subsidiary is defined as an entity, including an unincorporated entity such as a partnership or trust, in which another entity, known as its parent, holds a controlling financial interest. Those constituents were concerned that such an interpretation could result in the accounting for a transaction being driven by its form rather than its substance. For example, different accounting might be applied to a transaction involving the same underlying assets depending on whether those assets were transferred in asset or entity form.” The amendments in this update are effective beginning in the period that an entity adopts Statement 160 (now included in Subtopic 810-10).  If an entity has previously adopted Statement 160 as of the date of the amendments in this update are included in the

Accounting Standards Codification, the amendments in this update are effective beginning in the interim or annual reporting period ending on or after December 31, 2009.  The amendments in this update should be applied retrospectively to the first period that an entity adopted 160.  The adoption of this update for the changes in the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary, as codified in ASC 810-10, did not have any impact on the Company’s financial statements.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present condensed consolidated financial statements.

RESULTS OF OPERATIONS

Comparison of Three Month Periods Ended December 31, 2009 and December 31, 2008.

Total Net Revenues

Total revenues for the three months ended December 31, 2009 were $11,403,585 as compared to $1,969,952 for the three months ended December 31, 2008, an increase of $9,433,633 or 478.88%. For the three months ended December 31, 2009 and 2008, net revenues consisted of the following:

Cemetery

For the three months ended December 31, 2009, cemetery revenues increased by $9,433,633 or 478.88%. The substantial increase in revenues is mainly attributable to the reopening of the bridge which has led to increased access to our cemetery site.  This coupled with the increase in overall market conditions led to the increase in sales.

Cost of Sales

Cost of sales includes raw materials, conversation costs, direct labor, manufacturing costs, which includes an allocation of overhead expenses including labor, utilities and depreciation directly related to product production and related taxes. For the three months ended December 31, 2009, cost of sales amounted to $5,339,808 or 46.83% of total net revenues as compared to $1,014,616 or 51.50% of total net revenues for the three months ended December 31, 2008. The decrease in cost of sales as a percentage of total net revenues was primarily due to economies of scale that were achieved when selling a larger number of cemetery plots.

Gross Profit

Gross profit for the three months ended December 31, 2009 was $6,063,777 or 53.17% of total net revenues, as compared to $955,336 or 48.50% of total net revenues for the three months ended December 31, 2008. The increase in gross profit was attributable to economies of scale that were achieved when selling a larger number of actual of cemetery plots.  The increase in gross profit margin as a percentage of revenue was primarily contributed to attributable to the reopening of the bridge which has led to increased access to our cemetery site.

Operating Expenses

Total operating expenses for the three months ended December 31, 2009 were $643,198, an increase of $448,360 or 230.12% from $194,838 for the three months ended December 31, 2008 of. This increase includes the following:

For the three months ended December 31, 2009, advertising expenses amounted to $61,641 as compared to $19,238 for the three months ended December 31, 2008, an increase of $42,403 or 220.41%. The increase in expenses is mainly attributable to the increase in opportunity for sales, which came the reopening of the bridge which has led to increased access to our cemetery site, and the increase in overall market conditions. The Company believed that increasing advertisement would increase sales.

For the three months ended December 31, 2009, general and administrative expenses amounted to $581,557 as compared to $175,600 for the three months ended December 31, 2008, an increase of $405,957 or 231.18%. The increase in expenses is mainly attributable to the reopening of the bridge which has led to increased access to our cemetery site. This coupled with the increase in overall market conditions led to the increase in sales and to an increase in administrative expenses to manage attendant paperwork.

Income from Operations

We reported income from operations of $5,420,579 for the three months ended December 31, 2009 as compared to $760,498 for the three months ended December 31, 2008, an increase of $4,660,081 or approximately 612.77%. The substantial increase in income is mainly attributable to the reopening of the bridge which has led to increased access to our cemetery site.  This coupled with the increase in overall market conditions led to the increase in sales.

Other Income

For the three months ended December 31, 2009, total other income amounted to $150,451 as compared to $39,584 for the three months ended December 31, 2008, an increase of $110,867 or 280.08%. This substantial increase is primarily attributable to the following:

For the three months ended December 31, 2009, other income amounted to $140,824 as compared to $32,770 for the three months ended December 31, 2008, an increase of $108,054 or 329.7% from the comparable period in 2009. This change is primarily attributable to the increase in the number of cemetery plots sold.

For the three months ended December 31, 2009, interest expense amounted to $58,759 as compared to $58,417 for the three months ended December 31, 2008, an increase of $342 or 0.6% from the comparable period in 2009. This change is primarily attributable to the change in the foreign exchange rate between the RMB and the US dollar, since the interest is paid in RMB and then converted.

For the three months ended December 31, 2009, interest income amounted to $2,948 as compared to $262 for the three months ended December 31, 2008, an increase of $2,686 or 1,025.2% from the comparable period in 2009. This change is primarily attributable to the increase in the amount of cash held during parts of the three months by the company.

For the three months ended December 31, 2009, rental income amounted to $65,438 as compared to $64,969 for the three months ended December 31, 2008, a decrease of $469 or 0.7% from the comparable period in 2009. This change is primarily attributable to the change in the foreign exchange rate between the RMB and the US dollar, since the income is paid in RMB and then converted.

Comparisons of Nine Month Periods Ended December 31, 2009 and December 31, 2008

Total Net Revenues

Total revenues for the nine months ended December 31, 2009 were $26,467,501 as compared to $11,186,413 for the nine months ended December 31, 2008, an increase of $15,281,088 or approximately 136.60%.  For the nine months ended December 31, 2009 and 2008, net revenues consisted of the following:

	Nine Months Ended December 31, 2009	Nine Months Ended December 31, 2008
Cemetery	$26,467,501	$10,529,201
Park and Nursery Garden Services	-	657,212
Total net revenues	$26,467,501	$11,186,413

Cemetery

For the nine months ended December 31, 2009, cemetery revenues increased by $15,938,300 or 151.37%. The increase in revenues is mainly attributable to the reopening of the bridge which has led to increased access to our cemetery site.  This coupled with the increase in overall market conditions led to the increase in sales.

Park and Nursery Garden Services

For the nine months ended December 31, 2009, there were no revenues for park and nursery garden services compared to revenues of $657,212 for the nine months ended December 31, 2008. The Company is shifting its focus to the development of its cemetery business, and as a result, the Company did not dedicate resources on its park and nursery garden business during fiscal year 2009. We do not expect this trend to change during fiscal year 2010 as the Company will continue to focus on developing its cemetery business.

Cost of Sales

Cost of sales includes raw materials, conversation costs, direct labor, manufacturing costs, which includes an allocation of overhead expenses including labor, utilities and depreciation directly related to production and related taxes. For the nine months ended December 31, 2009, cost of sales amounted to $12,110,391or approximately 45.76% of total net revenues as compared to cost of sales of $6,407,734 or approximately 57.28% of total net revenues for the nine months ended December 31, 2008. The decrease in cost of sales as a percentage of total net revenues was primarily due to economies of scale that were achieved when selling a larger number of cemetery plots as well as a contract signed with a provider that was more favorable due to excess capacity at the supplier.

Gross Profit

Gross profit for the nine months ended December 31, 2009 was $14,357,110 or 54.24% of total net revenues, as compared to $4,778,679 or 42.72% of total net revenues for the nine months ended December 31, 2008. The increase in gross profit margin as a percentage of revenue was primarily attributable to the reopening of the bridge which has led to increased access to our cemetery site. In addition, a contract signed with a provider was more favorable due to excess capacity at the supplier, thereby decreasing costs.

Operating Expenses

Total operating expenses for the nine months ended December 31, 2009 were $1,397,182, an increase of $528,905 or 60.91% from total operating expenses in the nine months ended December 31, 2008 of $868,277. This increase includes the following:

For the nine months ended December 31, 2009, advertising expenses amounted to $142,982 as compared to $84,024 for the nine months ended December 31, 2008, an increase of $58,958 or 70.17%. We spent more on advertising expenses for the nine months ended December 31, 2009 due to a more positive outlook in the economic markets which led the Company to spend more on advertising in an effort to attract more customers.

For the nine months ended December 31, 2009, general and administrative expenses amounted to $1,254,200 as compared to $784,253 for the nine months ended December 31, 2008, an increase of $469,947 or 59.92%. The increase in expenses is mainly attributable to an increase in sales which led to a higher cost for the sales.

Income from Operations

We reported income from operations of $12,959,928 for the nine months ended December 31, 2009 as compared to $3,910,402 for the nine months ended December 31, 2008, an increase of $9,049,526 or approximately 231.42%.  The substantial increase in income is mainly attributable to the reopening of the bridge which has led to increased access to our cemetery site.  This coupled with the increase in overall market conditions led to the increase in sales.

Other Income

For the nine months ended December 31, 2009, total other income amounted to $352,153 as compared to $186,903 for the nine months ended December 31, 2008, an increase of $165,250 or 88.41%. This substantial increase is primarily attributable to the following:

For the nine months ended December 31, 2009, other income amounted to $325,536 as compared to $165,901 for the nine months ended December 31, 2008, an increase of $159,635 or 96.2% from the comparable period in 2009. This change is primarily attributable to the increase in the number of cemetery plots sold.

For the nine months ended December 31, 2009, interest expense amounted to $177,559 as compared to $174,533 for the nine months ended December 31, 2008, an increase of $3,026 or 1.7% from the comparable period in 2009. This change is primarily attributable to the change in the amount of outstanding debt held by the company.

For the nine months ended December 31, 2009, interest income amounted to $7,872 as compared to $3,225 for the nine months ended December 31, 2008, an increase of $4,647 or 144.1% from the comparable period in 2009. This change is primarily attributable to the increase in the amount of cash held during parts of the nine months by the company.

For the nine months ended December 31, 2009, rental income amounted to $196,304 as compared to $192,310 for the nine months ended December 31, 2008, an increase of $3,994 or 2.1% from the comparable period in 2009. This change is primarily attributable to the change in the foreign exchange rate between the RMB and the US dollar, since the income is paid in RMB and then converted.

Comparison of Years Ended March 31, 2009 and March 31, 2008

Total Net Revenues

Total revenues for the year ended March 31, 2009 were $18,313,720 as compared to $22,121,639 for the year ended March 31, 2008, a decrease of $3,807,919 or approximately 17.20%.  For the years ended March 31, 2009 and 2008, net revenues consisted of the following:

	Year Ended March 31, 2009	Year Ended March 31, 2008
Cemetery	$17,674,785	$19,878,718
Park and Nursery Garden Services	665,935	2,242,921
Total net revenues	$18,313,720	$22,121,639

Cemetery

For the year ended March 31, 2009, cemetery revenues decreased by $2,230,933 or 11.22%. The decrease in revenues is mainly attributable to a lack of ability to reach our cemetery site due to the construction of a new bridge.  The old bridge to the cemetery was taken out of service because of its unsuitability after the construction of the Three Gorges Dam which caused the water level to be too high.  Construction of the new bridge was completed in May 2009 and traffic was able to reach the cemetery again thereafter.  In addition, we expect the bridge to be directly connected to the highway within two years, which will allow easier access to the cemetery.  We do not anticipate access issues to be a problem in the future.  We expect our sales will continue hold steady for fiscal 2010.

Park and Nursery Garden Services

For the year ended March 31, 2009, the revenues for park and nursery garden services decreased by $1,576,986. The decrease is attributable to the Company shifting its focus to the development of the cemetery sector of its business.  The Company did not input as much of its resources on the park and nursery garden sector in the fiscal year of 2009.  We do not expect this trend to change in the fiscal year of 2010 as the Company still continues to focus on developing its cemetery sector.

Cost of Sales

Cost of sales includes raw materials, conversation costs, direct labor, manufacturing costs, which includes an allocation of overhead expenses including labor, utilities and depreciation directly related to product production and related taxes. For the year ended March 31, 2009, cost of sales amounted to $9,938,853 or approximately 54.3% of total net revenues as compared to $12,694,927 or approximately 57.4% of total net revenues for the year ended March 31, 2008. The decrease in cost of sales as a percentage of total net revenues was primarily due to more efficient production and control of costs.

Total cost of sales decrease of $2,756,074 or 21.7%  is attributable to the following:

For the year ended March 31, 2009, cemetery costs amounted to $9,445,153 as compared to $10,974,241 for the year ended March 31, 2008, a decrease of $1,529,088 or 13.93% from the comparable period in fiscal 2008. This decrease is primarily attributable to a decrease in the construction of cemeteries due to the inability to reach the site for a three month period. Although the current cemetery costs as a percentage of revenue have decreased due to economies of scale and increased efficiency gained from experience, we cannot guarantee that our cemetery expenses will continue to decrease.

For the year ended March 31, 2009, park and nursery garden services costs amounted to $493,700 as compared to $1,720,686 for the year ended March 31, 2008, a decrease of $1,226,986 or 71.3%. The decrease in costs was primarily due to a decrease in the amount of park and nursery garden service contracts executed by the Company.  We expect that the costs for the park and nursery garden services will remain constant compared to the March 31, 2009 figures as the Company plans to focus on expanding its cemetery business.

Gross Profit

Gross profit for the year ended March 31, 2009 was $8,374,867 or 45.7% of total net revenues, as compared to $9,426,712 or 42.6% of total net revenues for the year ended March 31, 2008. The decrease in gross profit was attributable to the decrease in sales as a result of external factors. The increase in cost of sales as a percentage of gross profit margin was primarily attributable to losing some economies of scale.

Operating Expenses

Total operating expenses for the year ended March 31, 2009 were $1,471,475, a increase of $214,262 or 12.71% from total operating expenses in the year ended March 31, 2008 of $1,166,191. This increase includes the following:

For the year ended March 31, 2009, advertising expenses amounted to $426,415 as compared to $519,546 for the year ended March 31, 2008, a decrease of $93,131 or 17.93%. We did not spend as much on advertising expenses for the year ended March 31, 2009 due to the access issue.  We felt that it was not necessary to advertise as much since customers would not purchase the cemetery plots without first conducting a visual inspection. We expect that the Company will increase advertising expenses relative to March 31, 2009 figures as the Company expands its business operations.

For the year ended March 31, 2009, general and administrative expenses amounted to $1,045,060 as compared to $1,166,191 for the year ended March 31, 2008, a decrease of $121,131 or 10.39%. The decrease in expenses was mainly attributable to cost cutting measures during the economic downturn, lower government fees in hopes of stimulating the economy and a decrease in the number of employees. We expect that the Company will increase the general and administrative expenses relative to the March 31, 2009 numbers as the Company expands its operations.

Income from Operations

We reported income from operations of $6,903,392 for the year ended March 31, 2009 as compared to income from operations of $7,740,975 for the year ended March 31, 2008, a decrease of $837,583 or approximately 10.82%.

Other Income

For the year ended March 31, 2009, total other income amounted to $283,560 as compared to $330,614 for the year ended March 31, 2008, a decrease of $47,054 or 14.2% from the comparable period in 2009. This change is primarily attributable the following:

For the year ended March 31, 2009, other income amounted to $255,893 as compared to $296,364 for the year ended March 31, 2008, a decrease of $40,471 or 13.7% from the comparable period in 2009. This change is primarily attributable to the change in the number of cemetery plots sold.

For the year ended March 31, 2009, interest expense amounted to $235,208 as compared to $204,075 for the year ended March 31, 2008, an increase of $31,113 or 15.3% from the comparable period in 2009. This change is primarily attributable to the change in the amount of outstanding debt held by the company.For the year ended March 31, 2009, interest income amounted to $6,361 as compared to $2,051 for the year ended March 31, 2008, an increase of $4,310 or 210.1% from the comparable period in 2009. This change is primarily attributable to the increase in the amount of cash held during parts of the year by the company.

For the year ended March 31, 2009, rental income amounted to $260,286 as compared to $239,776 for the year ended March 31, 2008, an increase of $20,510 or 8.6% from the comparable period in 2009. This change is primarily attributable to the change in the foreign exchange rate between the RMB and the US dollar, since the income is paid in RMB and then converted.

For the year ended March 31, 2009, non-operating expense amounted to $3,772 as compared to $3,502 for the year ended March 31, 2008, a decrease of $270 or 7.7% from the comparable period in 2009. This change is primarily attributable to a decrease in miscellaneous expenses.

Liquidity and Capital Resources

Nine Months Ended December 31, 2009

For the nine months ended December 31, 2009, net cash provided by operating activities was $3,213,593, as compared to $50,489 for the nine months ended December 31, 2008. The large increase was primarily attributable to the company selling its inventory of prepared burial plots. The higher sales volume generated cash.

For the nine months ended December 31, 2009, no cash was used in or provided by investing activities, as compared to $1,100,250 used for investing activities (capital expenditures) of for the nine months ended December 31, 2008.

There was no cash used in or provided by financing activities for the nine months ended December 31, 2009 and 2008.

As of December 31, 2009, we had cash of $4,608,455. Our total current assets were $13,703,193 and our total current liabilities were $4,152,734.

Year Ended March 31, 2009

For the year ended March 31, 2009, net cash provided by operating activities was $980,826, as compared to cash provided by operating activities of $237,063 for the year ended March 31, 2008. The increase was primarily attributable to an increase in accounts payable.

For the year ended March 31, 2009, net cash used by investing activities was $1,479,650, for investment in additional land for development, as compared to no cash used in or provided by investing activities for the year March 31, 2008.

There was no cash used in or provided by financing activities for the year ended March 31, 2009 and 2008.

As of March 31, 2009, we had cash of $1,392,961. Our total current assets were $7,713,109 and our total current liabilities were $3,777,072.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of December 31, 2009, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
	In Thousands
Contractual Obligations :
Bank Indebtedness	$-	$2,471	$-	$-	$-
Other Indebtedness	$-	$23	$89	$89	$207
Capital Obligations	$-	$-	$-	$-	$-
Purchase Obligations	$-	$-	$-	$-	$-
Total Contractual Obligations:	$-	$2,494	$89	$89	$207

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

RELATED PARTY TRANSACTIONS

For a description of our related party transactions, see the section of this Form 8-K entitled “Certain Relationships and Related Transactions.”

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We do not use derivative financial instruments in our investment portfolio and has no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we may engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At March 31, 2009, we had approximately $1,392,961 in cash and cash equivalents. A hypothetical 5% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. A substantial portion of our sales is denominated in Euros, Renminbi (“RMB”) or other currencies. As a result, changes in the relative values of U.S. Dollars, Euros, RMB and other currencies affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates, particularly among the U.S. dollar, RMB and Euro, affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Furthermore, we translate monetary assets and liabilities denominated in other currencies into RMB, the functional currency of our operating business. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity. We recorded net foreign currency gains of $1,978,746 and $511,749 in fiscal 2008 and 2009 respectively. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, such as RMB and Euros, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and RMB. To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

DESCRIPTION OF PROPERTY

Chongqing offices and facilities

Our offices and our facilities are located in Chongqing, China. The table below provides a general description of our facilities:

Location	Principal Activities	Area (sq. meters)	Lease Expiration Date
LongQiao Village and QianFo Village, JiangNan Town, ChangShou District, Chongqing, PRC 401258	Commercial and residential use	339,444.20 square meters	N/A (property owned by the Company)

The Agricultural Land of LongQiao Lake Village Group 6, JiangNan Town, ChangShou District, Chongqing, PRC 401258	Business operation	133,334 square meters	December 31, 2027

The Wasteland and Timberland of LongQiao Lake Village Group 6, JiangNan Town, ChangShou District, Chongqing, PRC 401258	Business Operation	213,312 square meters	December 31, 2055

The House Sites of LongQiao Lake Group 6, Jiangnan Town, ChangShou District, Chongqing, PRC 401258	Comprehensive development	27,997.2 square meters	June 9, 2029 (renewable up to 100 years)

239 Jianxin Road , Jiangbei District, Chongqing, PRC 400000	Office	1,053 square meters	December 31, 2012

1 Huigong Road, 4th Floor, Room 1-1, Nan’an District, Chongqing, PRC 400000	Business Operation	630.36 square meters	January 6, 2035

1 Huigong Road, 4th Floor, Room 1-2, Nan’an District, Chongqing, PRC 400000	Business Operation	876.63 square meters	January 6, 2035

1 Huigong Road, 4th Floor, Room 1-3, Nan’an District, Chongqing, PRC 400000	Business Operation	431.16 square meters	January 6, 2035

Fuli Bowling House, San Dong Qiao, Feng Cheng Town, ChangShou District, Chongqing, PRC 401220	Business Operation	N/A	N/A

The Company leases its offices for business operation in Chongqing province under property lease agreements for agricultural land that expires on December 31, 2027 and non-agricultural land that expires on December 31, 2055.  The Company also leases a facility for comprehensive development in Chongqing province under a property lease agreement that expires on June 9, 2108 with an option to renew the lease for up to one hundred years.  Minimum future commitments under the lease agreements payable as of March 31, 2009 are as follows:

Year Ended March 31	Amount
2010	$22,679
2011	$22,679
2012	$22,679
2013	$22,679
2014	$22,679

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of February 12, 2010, for each of the following persons, prior to the transactions contemplated by the Exchange Agreement:

•	each of our directors and named officers prior to the Closing of the Exchange Transaction;

•	all such directors and executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  The percentage of class beneficially owned set forth below is based on 13,075,000 shares of common stock issued and outstanding as of February 12, 2010, immediately prior to the Closing of the Exchange Transaction.

Named executive officers and directors:	Number of Shares beneficially owned	Percentage of class beneficially owned
Helen S. Schwartz, President, CEO, CFO and sole Director (1)	10,000,000	76.48%

All directors and executive officers as a group (one persons)	10,000,000	76.48%

5% Shareholders:
Helen Shepley (2)	875,000	6.69%

(1) Ms. Schwartz’s address is 240 Doone Road, Fairless Hills, PA 19030.
(2) Ms. Shepley’s address is 16807 Southern Oaks Drive, Houston, TX 77068.

Security Ownership After Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of February 12, 2010, for each of the following persons, after giving effect to the transaction under the Exchange Agreement:

•	each of our directors and executive officers that took office effective at the Closing of the Exchange Transaction;

•	all such directors and named executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock after the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  Unless otherwise indicated, the address of each beneficial owner listed below is 239 Jianxin Road, Jiangbei District, Chongqing, PRC 400000.  The percentage of class beneficially owned set forth below is based on 11,000,000 shares of common stock outstanding on February 12, 2010, immediately after the Closing of the Exchange Transaction.

Named executive officers and directors:	Number of Shares beneficially owned		Percentage of class beneficially owned
Yiyou Ran (1)	8,800,000	(1)	80.00%
Michael Wang (2)	30,000		* %
Jianquan Chen (1)	8,800,000	(1)	80.00%
Tim Hudson (3)	0		0%

All directors and executive officers as a group (5 persons)	8,830,000		80.27%

5% Shareholders:
Holy Golden Industry Limited (1)	8,800,000	(1)	80.00%

* Less than 1%.

(1)
The address of Holy Golden Industry Limited (“Holy Golden”) is Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY 1-1112, Cayman Islands.  The shareholders of Holy Goldenare Yiyou Ran (24.00%), Jianquan Chen (27.9%), Chaoyang Fu (16.74%), Yang Chen (24.36%) and Mingsheng Liu (7.00%), with Yiyou Ran, Jianquan Chen and Yang Chen also as its directors.  As such they are deemed to have or share investment control over Holy Golden’s portfolio.  The number of shares of common stock reported herein as beneficially owned by Mr. Ran and Mr. Chen are held by Holy Golden, which they in turn own indirectly through their respective ownership of Holy Golden.

(2)	Mr. Wang’s address is: 2500 Citywest Boulevard, Suite 304, Houston, Texas 77402.

(3)	Dr. Hudson’s address is: 3007 North Ben Wilson, Victoria, Texas 77901.

DIRECTORS AND EXECUTIVE OFFICERS

 Directors and Executive Officers Prior To Change Of Control

Our officers and directors prior to the Closing of the Exchange Transaction, and information concerning them, are as follows:

Name	Age	Position
Helen S. Schwartz	51	President, Chief Executive Officer, Chief Financial Officer, sole Director

Biographical Information

Helen S. Schwartz. Helen Schwartz is a professional photographer specializing in Historic Landscape photography with an emphasis on American History. Her educational background includes a degree from the Antonelli School of Photography.  Although currently specializing in Historic Landscapes, Helen began her professional career photographing musical performers, children’s ballet, portraiture and various editorial functions such as weddings and Bat Mitzvah. Much of her theatre work has been published both domestically and internationally.  Helen founded her company, Artistry in Photography 5 years ago and she immediately entered her work into the prestigious Juried Cape May Art Show and won an award there against 15 other professional photographers. Since then, she has exhibited her work locally and nationally.

Directors and Executive Officers After Change Of Control

Pursuant to  the Exchange Agreement, Helen S. Schwartz resigned as our President, Chief Executive Officer, Chief Financial Officer and sole Director, and the following persons were appointed in her place, effective as of the Closing of the Exchange Transaction:

Name	Age	Position
Yiyou Ran *	35	President, Chief Executive Officer and Chairman of the Board
Michael Wang *	31	Chief Financial Officer, Treasurer, Secretary and Director
Jianquan Chen	46	Director
Tim Hudson	55	Director

* Denotes an executive officer.

Biographical Information

The following is a brief account of the education and business experience of these directors and executive officers during at least the past five years, indicating the person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Yiyou Ran received a bachelor degree in Atmosphere Quality Assessment from Chengdu Institute of Meteorology in 1983 and a master degree in Economic Management from Southwestern University of Finance and Economics in 1997. Mr. Ran established Chongqing Fo Guang Tourism Development Co., Ltd. in October 2002 and serve as the legal representative and Chairman of the Company. Mr. Ran is a member of the Association of Industry and Commerce of ChangShou and the President of the Chamber of Industry and Commerce of Jiangnan Town.   Mr. Ran was given the honor as “Non-Public Ownership System Public Figure, Excellent Socialism Constructor” in 2006 by the United Front Work Department of the CPC and the Association of Industry and Commerce of Changshou District in Chongqing.

Michael Wang graduated from University of Texas in 2001 with a master degree in Accounting and received a M.B.A from the Tuck School of Business in 2007. Licensed as a CPA in the state of Texas, Mr. Wang formerly worked as an auditor at Ernst and Young and started his career as a financial analyst at Arthur Anderson. Mr. Wang formerly worked as the Chief Financial Officer of Snif Labs Inc., a RFID technology company based in Massachusetts and served as a special consultant to the CEO of JTec Inc., a software company based in Beijing.

Jianquan Chen graduated from Wuhan University of Electric Engineering in 1996 with a major in Construction Engineering. Mr. Chen formerly worked as the Vice President of the Chamber of Industry and Commerce of Jiangnan Town and served as the chief engineer of Chongqing Shenglin Architectural Engineering Co., Ltd. Currently, Mr. Chen serves as the Vice President, Deputy Chairman, Deputy General Manager and the Senior Engineer of Chongqing Fo Guang Tourism Development (Group) Co., Ltd.

Tim Hudson is currently President of the University of Houston, Victoria. Previously, Dr. Hudson served as provost and founding dean of the College of International and Continuing Education at the University of Southern Mississippi.  Prior to that, he served as an analyst for the U. S. Department of State.  Dr. Hudson received his Ph.D. in Geography from Clark University in Worcester, Massachusetts.

Family Relationships

There are no family relationships between or among any of our directors and executive officers serving prior to the Exchange Transaction and the directors and executive officers appointed in connection with the Exchange Agreement.

Involvement in Certain Legal Proceedings

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our incoming officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Board of Directors

Our board of directors is currently composed of four members.  All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified.  Our bylaws provide that the authorized number of directors will be not less than one.

 In connection with the Exchange Transaction, Yiyou Ran has been appointed to our board of directors as Chairman.  In this capacity Mr. Ran will be responsible for meeting with our Chief Financial Officer to review financial and operating results, reviewing agendas and minutes of board and committee meetings, and presiding at the meetings of the board of directors.

Board Committees; Director Independence

As of this date, our board of directors has not appointed an audit committee or compensation committee; however, we are not currently required to have such committees.  The functions ordinarily handled by these committees are currently handled by our entire board of directors.  Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

 As of the date of this report, we have 1 independent director and 3 non-independent directors on our board of directors.

Code of Ethics

 The Company has formally adopted a written financial code of ethics to be applied to the Company’s Chief Executive Officer, Chief Financial Officer and finance department personnel.  The Chief Executive Officer, Chief Financial Officer and finance department personnel have a special role both to adhere to the principles of integrity and also to ensure that a culture exists throughout Artistry as a whole that ensures the fair and timely reporting of our financial results and conditions.

Compensation Committee Interlocks and Insider Participation

    No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Director Compensation

Currently, we do not pay any compensation to members of our board of directors for their service on the board.  However, we intend to review and consider future proposals regarding board compensation.

Executive Compensation

Former Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended August 31, 2009 by the former Chief Executive Officer, Chief Financial Officer and each of our other two highest paid executives of our predecessor, if any, of Artistry whose total compensation exceeded $100,000 during the fiscal year ended August 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Helen S. Schwartz Outgoing CEO, CFO President and director (1)	2009	0	0	0	0	0	0	0	0

(1)	Helen Schwartz is our founding principal and sole officer and director.

(2)
        Current Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Foguang during the fiscal year ended March 31, 2009 by our current Chief Executive Officer, Chief Financial Officer and each of the other two highest paid executives, if any, whose total compensation exceeded $100,000 during the fiscal year ended March 31, 2009.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Yiyou Ran, CEO (1)	2009	220,558	0	0	0	0	0	0	220,558

Michael Wang, CFO (2)	2009	0	0	0	0	0	0	0	0

(1)
Mr. Ran is our current Chief Executive Officer and took his office concurrently with Ms. Schwartz’s resignation at the closing of the Exchange Transaction.  Mr. Ran received his compensation for the fiscal year ended March 31, 2009 from Foguang, which was paid in RMB. For reporting purposes, the amount has been converted to U.S. dollars at the conversion rate of RMB 6.84 to one U.S. dollar.

(2)	Mr. Wang is our current Chief Financial Officer and took his office concurrently with Ms. Schwartz’s resignation at the closing of the Exchange Transaction.

None of our executive officers received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Director Compensation

Currently, we do not pay any compensation to our directors for their service on the board of directors.  However, we intend to review and consider future proposals regarding director compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

We currently have no employment agreements with any of our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Agreement and Plan of Share Exchange

On February 12, 2010, the Registrant executed the Exchange Agreement with Gold Industry and the Cayman Shareholder. Gold Industry owns 100% of Ran Ji, which is a WFOE under the laws of the PRC.

On the Closing Date of the Exchange Agreement, the Registrant issued 8,800,000 shares of its common stock to the Cayman Shareholder in exchange for 100% of the issued and outstanding common stock of Gold Industry.  After the Closing, the Registrant has a total of 11,000,000 shares of common stock outstanding, with the Cayman Shareholder owning approximately 80% of the Registrant’s total issued and outstanding common shares.

As a result of the Exchange, the Cayman Shareholder became the Registrant’s controlling shareholder and Gold Industry became its wholly owned subsidiary. In connection therewith, the Registrant acquired the business and operations of Foguang, and its principal business activities are conducted through Foguang in China.

Gold Industry

Gold Industry owns 100% of the issued and outstanding capital stock of Gold Holy, which in turn owns 100% of the issued and outstanding capital stock of Ran Ji. On December 15, 2009, Ran Ji entered into a series of contractual agreements with Foguang, and its five owners, in which Ran Ji effectively assumed management of the business activities of Foguang and has the right to appoint all executives and senior management and the members of the board of directors of Foguang. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement and Operating Agreement, through which Ran Ji has the right to advise, consult and manage Foguang and its business operations for quarterly consulting fee in the amount of Foguang’s quarterly net profit. Additionally, Foguang’s shareholders have pledged their rights, titles and equity interest in Foguang as security for Ran Ji to collect the consulting fee from Foguang through an Equity Pledge Agreement. In order to further reinforce Ran Ji’s rights to control and manage Foguang, Foguang’s shareholders have granted Ran Ji the exclusive right and option to acquire all of their equity interests in Foguang through an Option Agreement.

The management of Gold Industry is comprised of three directors, Yiyou Ran, Jianquan Chen and Yang Chen, who are also the management members of Gold Holy as its directors, and of Ran Ji, with Mr. Ran as chairman, Mr. Jianquan Chen as director and general manager, and Mr. Yang Chen as director.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us.  However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Since inception, there has been no trading in the Company’s shares although it is currently listed on Over-The-Counter Bulletin Board under the symbol “APBS.OB.”

Holders

As of February 12, 2010, there were approximately 40 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is American Registrar & Transfer Co.  The transfer agent’s address is 342 East 900 South, Salt Lake City, UT 84111 and its phone number is (801) 363-9065.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation, bylaws and articles of amendment which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 20,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders after distribution of assets to the holders of Series A Preferred.  In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).Holders of our common stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more classes or series as the board may determine from time to time.  Each such class or series shall be distinctly designated.  All shares of any one class or series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative.  The voting powers, designations, preferences, limitations, restrictions and relative rights thereof, if any, may differ from those of any and all other series outstanding at any time.  Our board of directors has express authority to fix (by resolutions adopted prior to the issuance of any shares of each particular class or series of preferred stock) the number of shares, voting powers, designations, preferences, limitations, restrictions and relative rights of each such class or series.  The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Delaware Law

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Pursuant to the provisions of Section 145, a corporation may indemnify its directors, officers, employees, and agents as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).”

Charter Provisions and Other Arrangements of the Registrant

The Registrant currently has not adopted any indemnification provisions in its certificate of incorporation or bylaws for its officers and directors.

Item 3.02   Unregistered Sales of Equity Securities

As more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, at the Closing, the Registrant issued 8,800,000 shares of its common stock to the Cayman Shareholder in exchange for 100% of the capital stock of Gold Industry. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to the Cayman Shareholder pursuant to the Exchange Agreement was exempt from registration pursuant to Regulation D and Regulation S under the Securities Act.  The Registrant made this determination based on the representations of the Cayman Stockholder, which included, in pertinent part, that such shareholder was an “accredited investor” as that term is defined in Regulation D under the Securities Act, or were not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholder was acquiring the common stock for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01   Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on February 12, 2010, in a reverse take-over transaction, the Registrant acquired a death care business engaged in selling cemetery products and services in China, by executing the Exchange Agreement by and among the Company, Gold Industry and the Cayman Shareholder. Gold Industry owns 100% of the equity in Gold Holy and Gold Holy owns 100% of the equity in Ran Ji.  In turn, Ran Ji controls Foguang through a series of contractual arrangements.

Under the Exchange Agreement, on the Closing Date, the Registrant acquired all of the issued and outstanding shares of Gold Industry through the issuance of 8,800,000 restricted shares of its common stock to the Cayman Shareholder.  Immediately prior to the Exchange Transaction, the Registrant had 13,075,000 shares of common stock issued and outstanding, of which 10,875,000 shares collectively owned by Helen Schwartz and Ruth Shepley were cancelled immediately prior to the Exchange Transaction.  Immediately after the issuance of the shares to the Cayman Shareholder, the Registrant had 11,000,000 shares of common stock issued and outstanding.  As a result of this Exchange Transaction, the Cayman Shareholder became the Registrant’s controlling shareholder, and Gold Industry became the Registrant’s wholly-owned subsidiary.

In connection with this change in control, and as explained more fully in Item 5.02 below, Helen Schwartz resigned as the Registrant’s Chief Executive Officer, Chief Financial Officer and director, and new officers and directors were appointed, effective as of the Closing of the Exchange Transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, on February 12, 2010, in a reverse take-over transaction, the Registrant acquired a private provider of cemetery products and services in China, by executing the Exchange Agreement by and among the Company, Gold Industry and the Cayman Shareholder.  The Closing of this transaction occurred on February 12, 2010.  Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

Resignation of Directors

Effective February 12, 2010, Helen Schwartz (the “Resigning Director”) resigned as a member of the Registrant’s board of directors in connection with the Exchange Transaction.

Resignation of Officers

Effective February 12, 2010, Helen Schwartz resigned as the Registrant President, Chief Executive Officer and Chief Financial Officer in connection with the Exchange Transaction.

Appointment of Officers

Effective February 12, 2010, the following persons were appointed as the Registrant’s executive officers (individually, a “New Officer” and collectively, the “New Officers”) in connection with the Exchange Transaction:

Name	Age	Position
Yiyou Ran	35	President and Chief Executive Officer
Michael Wang	31	Chief Financial Officer, Treasurer and Secretary

Appointment of Directors

Effective February 12, 2010, the following persons were appointed to the Registrant’s board of directors (individually, a “New Director” and collectively, the “New Directors”) in connection with the Exchange Transaction:

Name	Age	Position
Yiyou Ran	35	Chairman of the Board
Michael Wang	31	Director
Jianquan Chen	46	Director
Tim Hudson	55	Director

There are no family relationships among any of the New Officers and New Directors.  None of the New Officers currently has an employment agreement with the Registrant.  None of the New Directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the board of directors.  Other than the Exchange Transaction, there are no transactions, since the beginning of the last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers or New Directors had or will have a direct or indirect material interest.  Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers or New Directors is a party or in which any New Officer or New Director participates that is entered into or material amendment in connection with our appointment of the New Officers and New Directors, or any grant or award to any New Officer or New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers and New Directors.

Descriptions of the New Officers and New Directors can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Directors and Officers after Change of Control.”

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2010 and pursuant to the Exchange Agreement, the Registrant changed its fiscal year end from August 31 to March 31 to conform to the fiscal year end of Foguang Group.

Item 5.06  Change in Shell Company Status.

Reference is made to the reverse take-over transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  From and after the Closing of the Exchange Transaction, the Registrant’s primary operations consist of the business and operations of Foguang Group, which are conducted by Foguang in China.  Accordingly, the Registrant is disclosing information about Foguang Group’s business, financial condition, and management in this Form 8-K.

Item 9.01  Financial Statement and Exhibits.

Reference is made to the reverse take-over transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the Exchange Transaction, the Registrant’s primary operations consist of the business and operations of Foguang Group, which are conducted by Foguang in China.  In the Exchange Transaction, Artistry is the accounting acquiree and Gold Industry is the accounting acquirer.  Accordingly, the Registrant is presenting the financial statements of Foguang Group and its subsidiaries.

(a) Financial Statements of the Business Acquired

The audited consolidated financial statements of Gold Industry for the years ended March 31, 2009 and 2008 and the unaudited consolidated financial statements for the three and nine months ended December 31, 2009 and 2008, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

(b) Pro Forma Financial Information

Incorporated by reference to Exhibit 99.2 attached hereto.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit	Description
2.1	Share Exchange Agreement by and among Artistry and Your Out Doors LLC. (“YOD”) and the members of YOD dated March 12, 2009 (2)

2.2	Share Exchange Agreement by and among Artistry Publications, Inc. , Gold Industry Limited and the shareholders of Gold Industry dated February 12, 2010 *

3.1	Articles of Incorporation of Artistry(1)

3.2	By-Laws of Artistry (1)

10.1	Consulting Service Agreement*

10.2	Operating Agreement*

10.3	Equity Pledge Agreement*

10.4	Option Agreement*

10.5	Voting Rights Proxy Agreement*

10.6	Rural Land Lease Agreement*

10.7	Jiangbei Office Lease Agreement*

10.8	Nan’an Office Lease Agreement*

10.9	Bowling House Lease Agreement*

14.1	Code of Ethics of Artistry (3)

99.1
Audited consolidated financial statements of Gold Industry for the years ended March 31, 2009 and 2008, and unaudited consolidated financial statements for the three and nine months ended December 31, 2009 and 2008, and accompanying notes to consolidated financial statements*

99.2	Unaudited pro forma consolidated financial statements of the Company and Foguang Group as of December 31, 2009 and for the year ended March 31, 2009 and three and nine months ended December 31, 2009*

*	Filed herewith.
(1) (2) (3)
Filed as an Exhibit to Form SB-2 filed with the SEC on October 26, 2007.
Filed as an Exhibit to Form 8-K filed with the SEC on March 20, 2009.
Filed as an Exhibit to Form 10-K filed with the SEC on December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTRY PUBLICATIONS, INC.

By:	/s/ Yiyou Ran
Yiyou Ran
Chief Executive Officer

Dated: February 18, 2010